                                                                    Exhibit 10.1

                                GRAND CANAL SHOPS

                              Clark County, Nevada

                                    LANDLORD

                  Grand Canal Shops Mall Construction, LLC,
                      a Delaware limited liability company

                                     TENANT

                           Movado Retail Group, Inc.,
                            a New Jersey corporation

                                       dba

                                     Movado

                                    Space No.

                                     1049

                                TABLE OF CONTENTS

ARTICLE I
      INTRODUCTORY PROVISIONS ...............................................  1
      Section 1.0 - Basic Lease Provisions ..................................  1
            (a) Shopping Center .............................................  1
            (b) Space Number ................................................  1
            (c) Approximate Premises GLA ....................................  1
            (d) Term of Lease ...............................................  1
            (e) Shopping Center Opening Date ................................  1
            (d) Rent Commencement Date ("RCD") ..............................  1
            (g) Fixed Minimum Rent ..........................................  2
            (h) Percentage Rent .............................................  3
            (i) Payment of Percentage Rent ..................................  3
            (j) Sales Reports ...............................................  3
            (k) One Time Grand Opening Assessment ...........................  3
            (l) Annual Marketing Fund Charge ................................  3
            (m) Intentionally Omitted .......................................  3
            (n) Tenant Insurance ............................................  3
            (o) CAM Costs ...................................................  4
            (p) Taxes .......................................................  4
            (q) Intentionally Omitted .......................................  4
            (r) Utility Services and Charges ................................  4
            (s) Tenant's Trade Name .........................................  4
            (t) Permitted Use ...............................................  4
            (u) Intentionally Omitted .......................................  4
            (v) Legal Notice Address ........................................  4
            (w) Security Deposit ............................................  4
            (x) Guarantor ...................................................  5
      (y) Additional Provisions .............................................  5
      Section 1.1 - Defined Terms ...........................................  5

ARTICLE II
      EXHIBITS ..............................................................  6
      Section 2.1 - Exhibits ................................................  6

ARTICLE III
      PREMISES ..............................................................  6
      Section 3.1 - Premises ................................................  6
      Section 3.2 - Gross Leasable Area of the Premises .....................  6
      Section 3.3 - Revisions to Premises GLA ...............................  7
      Section 3.4 - Landlord's Reservation ..................................  7
      Section 3.5 - Intentionally Omitted ...................................  7
      Section 3.6 - Remodeling ..............................................  8

ARTICLE IV
      COMMON AREAS ..........................................................  8
      Section 4.1 - Use .....................................................  8
      Section 4.2 - Management and Operation of Common Areas ................  8

ARTICLE V
      CHANGES AND ADDITIONS TO
      SHOPPING CENTER SITE PLAN AND LEASING PLAN ............................  9
      Section 5.1 - Site Plan ...............................................  9
      Section 5.2 - Changes to Shopping Center Site Plan ....................  9

ARTICLE VI
      IMPROVEMENTS .......................................................... 10
      Section 6.1 - Landlord's Responsibilities ............................. 10
      Section 6.2 - Tenant's Responsibilities ............................... 10
      Section 6.3 - Tenant's Trade Fixtures ................................. 11
      Section 6.4 - Construction Lien ....................................... 11
      Section 6.5 - Union Cooperation ....................................... 11

ARTICLE VII
      PLANS ................................................................. 12
      Section 7.1 - Submission of Plans ..................................... 12

ARTICLE VIII
      USE ................................................................... 12
      Section 8.1 - Use ..................................................... 12
      Section 8.2 - Tenant's Covenant to Operate ............................ 13
      Section 8.3 - Prohibitions on Use ..................................... 13
      Section 8.4 - Manner of Operation of Business ......................... 13
      Section 8.5 - Privileged License ...................................... 14
      Section 8.6 - Vendor Agreements ....................................... 14

ARTICLE IX
      TERM .................................................................. 15
      Section 9.1 - Term .................................................... 15
      Section 9.2 - Commencement Date Agreement ............................. 15
      Section 9.3 - Holding Over ............................................ 15
      Section 9.4 - Expiration of the Term of the Lease ..................... 15
      Section 9.5 - Renewal of Term ......................................... 16

ARTICLE X
      RENT COMMENCEMENT DATE ................................................ 16
      Section 10.1 - Rent Commencement Date . . ............................. 16
      Section 10.2 - Failure of Delivery of Premises to Tenant .............. 16
      Section 10.3 - Tenant's Failure to be Open by the Rent
                     Commencement Date ...................................... 16

ARTICLE XI
      RENT .................................................................. 17
      Section 11.1 - Fixed Minimum Rent ..................................... 17
      Section 11.2 - Percentage Rent ........................................ 17
      Section 11.3 - Gross Revenue .......................................... 18
      Section 11.4 - Exclusion from Gross Revenue ........................... 18
      Section 11.5 - Reporting .............................................. 19
      Section 11.6 - Books and Records ...................................... 20

ARTICLE XII
      ADDITIONAL CHARGES .................................................... 21
      Section 12.1 - Status of Charges ...................................... 21
      Section 12.2 - Common Area Maintenance Costs .......................... 22
      Section 12.3 - Real Estate Taxes ...................................... 23
      Section 12.4 - Marketing Fund ......................................... 25
      Section 12.5 - Security Deposit ....................................... 26
      Section 12.6 - Grand Opening Marketing Assessment ..................... 26

ARTICLE XIII PREMISES UTILITY SERVICES ...................................... 27
      Section 13.0 - Status of Charges ...................................... 27
      Section 13.1 - Utilities .............................................. 27
      Section 13.2 - Premises Heating, Ventilating and Air-Conditioning
                     System ................................................. 27
      Section 13.3 - Discontinuance of Service .............................. 27
      Section 13.4 - Interruption of Service ................................ 27

ARTICLE XIV
      SIGNS ................................................................. 28
      Section 14.1 - Tenant's Obligation .................................... 28
      Section 14.2 - Interior Signs and Advertising ......................... 28

ARTICLE XV
      REPAIRS AND ALTERATIONS ............................................... 28
      Section 15.1 - Repairs by Landlord .................................... 28
      Section 15.2 - Repairs by Tenant ...................................... 29
      Section 15.3 - Alterations and Remodeling ............................. 29
      Section 15.4 - Renovation ............................................. 29
      Section 15.5 - Refurbishment .......................................... 30

ARTICLE XVI
      LIENS ................................................................. 30
      Section 16.1 - Indemnification by Tenant .............................. 30
      Section 16.2 - Tenant's Right of Contest .............................. 30

ARTICLE XVII
      INDEMNITY AND INSURANCE ............................................... 30
      Section 17.1 - Mutual Indemnification ................................. 30

      Section 17.2 - Tenant's Insurance ..................................... 31
      Section 17.3 - Landlord's Insurance ................................... 33
      Section 17.4 - Waiver of Subrogation .................................. 34
      Section 17.5 - Landlord Not Responsible for Acts of Others ............ 34

ARTICLE XVIII
      GENERAL RULES AND REGULATIONS ......................................... 34
      Section 18.1 - Uniformity ............................................. 34
      Section 18.2 - Rubbish ................................................ 34
      Section 18.3 - Lighting ............................................... 35
      Section 18.4 - Merchandise Display, Loading and Unloading ............. 35
      Section 18.5 - Obstruction of Passageways ............................. 35
      Section 18.6 - Employee Parking ....................................... 35
      Section 18.7 - Interference With Other Tenants ........................ 35
      Section 18.8 - Security ............................................... 35
      Section 18.9 - Employee Areas ......................................... 35
      Section 18.10 - Tenant Conduct ........................................ 35
      Section 18.11 - Gaming ................................................ 36
      Section 18.12 - Prohibited Advertising ................................ 36
      Section 18.13 - Resort References ..................................... 36
      Section 18.14 - Prohibited Uses ....................................... 36
      Section 18.15 - Employee Drug Testing ................................. 36

ARTICLE XIX
      SUBORDINATION AND ATTORNMENT BY TENANT ................................ 36
      Section 19.1 - Subordination of Lease ................................. 36
      Section 19.2 - Attornment by Tenant ................................... 37

ARTICLE XX
      RIGHTS OF LANDLORD .................................................... 37
      Section 20.1 - Landlord's Right to Repair ............................. 37
      Section 20.2 - Landlord's Right to Affix Sign ......................... 37
      Section 20.3 - Landlord's Right to Make Payments on Behalf of Tenant .. 38

ARTICLE XXI
      ASSIGNMENT AND SUBLETTING ............................................. 38
      Section 21.1 - Landlord's Consent Required ............................ 38
      Section 21.2 - Insolvency Proceedings ................................. 38
      Section 21.3 - Return of Premises by Tenant ........................... 38
      Section 21.4 - Transfer of Ownership .................................. 39
      Section 21.5 - Transfer of Other Business Interests ................... 39
      Section 21.6 - Acceptance of Rent by Landlord ......................... 39
      Section 21.7 - No Release of Tenant's Liability ....................... 39
      Section 21.8 - Legal Fees ............................................. 40

ARTICLE XXII
      DAMAGE OR DESTRUCTION ................................................. 40
      Section 22.1 - Landlord's Obligation to Repair and Reconstruct ........ 40
      Section 22.2 - Landlord's Option to Terminate ......................... 40
      Section 22.3 - Demolition of Landlord's Building ...................... 41

ARTICLE XXIII
      CONDEMNATION .......................................................... 41
      Section 23.1 - Effect of Taking ....................................... 41
      Section 23.2 - Compensation and Awards ................................ 41
      Section 23.3 - Condemnation or Breach of Lease ........................ 42

ARTICLE XXIV
      DEFAULT ............................................................... 42
      Section 24.1 - Events of Default ...................................... 42
      Section 24.2 - Remedies and Damages ................................... 43
      Section 24.3 - Repeated Default ....................................... 44
      Section 24.4 - Waiver of Rights of Redemption ......................... 44
      Section 24.5 - Removal of Tenant ...................................... 44
      Section 24.6 - Default by Landlord .................................... 44

ARTICLE XXV
      COMPETITION ........................................................... 45
      Section 25.1 - Restriction on Tenant .................................. 45
      Section 25.2 - Imposition of Damages .................................. 45

ARTICLE XXVI
      NOTICES ............................................................... 45
      Section 26.1 - Notices to Tenant and Landlord ......................... 45
      Section 26.2 - Notices to Mortgagee ................................... 46

ARTICLE XXVII
      MISCELLANEOUS ......................................................... 46
      Section 27.1 - Accord and Satisfaction ................................ 46
      Section 27.2 - Complete Agreement ..................................... 46
      Section 27.3 - Governing Law .......................................... 46
      Section 27.4 - Compliance with Governmental Authorities ............... 46
      Section 27.5 - Brokerage .............................................. 47
      Section 27.6 - Effective Date of Lease ................................ 47
      Section 27.7 - Estoppel Certificates .................................. 47
      Section 27.8 - Force Majeure .......................................... 47
      Section 27.9 - Partial Invalidity ..................................... 47
      Section 27.10 - Memorandum of Lease ................................... 47
      Section 27.11 - Quiet Enjoyment ....................................... 48
      Section 27.12 - Rent Demand ........................................... 48
      Section 27.13 - Section Headings ...................................... 48

      Section 27.14 - Successors and Assigns ................................ 48
      Section 27.15 - Waiver by Landlord .................................... 48
      Section 27.16 - Exculpation ........................................... 48
      Section 27.17 - Transfer of Landlord's Interest ....................... 49
      Section 27.18 - Time of the Essence ................................... 49
      Section 27.19 - Remedies Cumulative ................................... 49
      Section 27.20 - Joint Liability ....................................... 49
      Section 27.21 - Drafting .............................................. 49
      Section 27.22 - Perpetuities .......................................... 49
      Section 27.23 - Shopping Center and Resort Promotion .................. 49

ARTICLE XXVIII
      DISPUTE RESOLUTION .................................................... 49

GUARANTY .................................................................... 52

                                      LEASE

            THIS LEASE is entered into as of August 5, 1998, by and between Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company, hereinafter called "Landlord", and Movado Retail Group, Inc., a New Jersey corporation, hereinafter called "Tenant".

                                    ARTICLE I
                             INTRODUCTORY PROVISIONS

Section 1.0 - Basic Lease Provisions.

      The following Basic Lease Provisions are an integral part of this Lease, are referred to in other Sections hereof, including, without limitation, the Sections identified below and are presented in this Section for the convenience of the parties. They are not intended to constitute an exhaustive list of all charges which may become due and payable under this Lease.

(a) Shopping Center:                                 (Article I, Section 1.1(g))
                  Grand Canal Shops

(b) Space Number:                                     (Article III, Section 3.1)
                  1049

(c) Approximate Premises GLA:                         (Article III, Section 3.3)
                  2,322 square feet total
                  2,322 square feet first level
                      0 square feet second level

(d) Term of Lease:                                     (Article IX, Section 9.1)
                  (i) Seven (7) Lease Years commencing on the "RCD" (as hereinafter defined) and expiring on the "Term Expiration Date" or "TED" (as hereinafter defined).

                  (ii) Renewal Term: One (1) option of five (5) Lease Years.

(e) Shopping Center Opening Date:                      (Article X, Section 10.1)
                  April 21, 1999, or such other date as Landlord may reasonably determine as the opening date for the Shopping Center, provided Landlord notifies Tenant in writing at least thirty
                  (30) days prior to such alternative Shopping Center Opening Date.

(f) Rent Commencement Date ("RCD"):                    (Article X, Section 10.1)
                  The later of (i) the date one hundred twenty (120) days after Landlord delivers possession of the Premises to Tenant with the work to be performed by Landlord under Section 6.1(a) completed other than details of construction which do not materially interfere with the performance of the work to be performed by Tenant under Section 6.2, or (ii) the Shopping Center Opening Date; provided, however, that in no event shall the Rent Commencement Date be later than the date Tenant opens for business.

(g) Fixed Minimum Rent:                               (Article XI, Section 11.1)
                  During Lease Years 1-2, the Fixed Minimum Rent shall be Two Hundred Ninety-Seven Thousand Three Hundred Sixty Dollars ($297,360) per annum (One Hundred Twenty-Eight and 06/100 Dollars ($128.06) per square foot of first level Premises GLA per annum), payable in equal monthly installments of Twenty-Four Thousand Seven Hundred Eighty Dollars ($24,780). Fixed Minimum Rent shall be adjusted as follows:

                  Beginning on the first day of the third Lease Year, and on the first day of every second Lease Year thereafter through the end of the seventh (7th) Lease Year, annual Fixed Minimum Rent shall be the greater of (a) the Fixed Minimum Rent due for the previous period adjusted by the increase of the CPI-U (as defined in Section 12.4(d) below) over such period or (b) eighty percent (80%) of the sum of (i) the amount of annual Fixed Minimum Rent payable during the previous Lease Year of the Term plus (ii) the average amount of Percentage Rent payable by Tenant to Landlord during the previous two (2) Lease Years. In no event shall Fixed Minimum Rent be adjusted downward.

                  Fixed Minimum Rent for the Renewal Term shall be ninety percent (90%) of the Fair Market Rent. As used herein, "Fair Market Rent" shall mean the fair market rental rate for the Premises at the time Tenant notifies Landlord of Tenant's election to exercise its option to extend the Term of this Lease under Section 9.5. Within thirty (30) days of Landlord's receipt of such notice, Landlord shall notify Tenant of Landlord's determination of the Fair Market Rent. Tenant shall have ten (10) days from its receipt of such notice from Landlord to notify Landlord that Tenant does not agree with Landlord's determination of the Fair Market Rent. If Tenant fails to so notify Landlord, Tenant shall be deemed conclusively to have accepted Landlord's determination. If Tenant does not agree with Landlord's proposed Fair Market Rent, and Landlord and Tenant cannot agree upon the Fair Market Rent within ten (10) days of Tenant's notice to Landlord of Tenant's disagreement, then Landlord and Tenant shall each submit a new determination of the Fair Market Rent to the appraisers appointed as follows. Landlord and Tenant shall each, within twenty (20) days of Tenant's notice to Landlord of Tenant's disagreement, appoint one (1) independent appraiser who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the Las Vegas, Nevada area. The two (2) appraisers so appointed shall, within fifteen (15) days of the date of appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth above for qualification of the initial two (2) appraisers. The three (3) appraisers shall, within fifteen (15) days of the date of appointment of the third appraiser, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rent. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rent is the closest to the actual fair market rental rate for the Premises at the time Tenant notifies Landlord of Tenant's election to exercise its option to extend the Term of this Lease under Section 9.5 as determined by the appraisers. The decision of a majority of the three (3) appraisers shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in this Section 1.0(g), the appraiser appointed by one of them shall reach a decision based upon the same as procedures set forth above (i.e. by selecting either Landlord's or Tenant's submitted Fair Market Rent), and such appraiser's decision shall be binding upon Landlord and Tenant. If the two (2) appraisers fail to agree upon and appoint a third appraiser within the time period specified in this Section 1.0(g), both appraisers shall be dismissed and the matter to be decided shall be submitted to arbitration under the provisions of Article XXVIII, but based upon the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted Fair Market Rent). The cost of the appraisal (or arbitration if required pursuant to this Section 1.0(g) shall be paid to the party whose submitted Fair Market Rent is not accepted.

(h) Percentage Rent:                                  (Article XI, Section 11.2)
                  The difference between (i) nine percent (9%) of Gross Revenue and (ii) Fixed Minimum Rent paid; provided, however, that in no event shall the Percentage Rent be less than Zero Dollars ($0).

(i) Payment of Percentage Rent:                       (Article XI, Section 11.2)
                  By the fifteenth (15th) day of each month for the previous month.

(j) Sales Reports:                                    (Article XI, Section 11.5)
                  Monthly on or before the fifteenth (15th) day of each month of each Lease Year. Annually on or before forty-five (45) days following the close of each calendar year.

(k) One Time Grand Opening Assessment:               (Article XII, Section 12.6)
                  Three Dollars ($3.00) per square foot of Premises GLA.

(l) Annual Marketing Fund Charge:                    (Article XII, Section 12.4)
                  Three Dollars ($3.00) per square foot of Premises GLA per year.

(m) Intentionally Omitted.

(n) Tenant Insurance:                                (Article XVII, Section 172)
                  (i) Liability: $2,000,000 combined single limit per occurrence basis for property damage and personal and bodily injury or death.
                  (ii) Boiler: $100,000, if applicable.
                  (iii) Environmental Impairment Liability: $1,000,000 for bodily injury or property damage.
                  (iv) All-Risk Coverage: Full replacement cost

(o) CAM Costs:                                       (Article XII, Section 12.2)
                  Proportionate Share; payable monthly on estimated bill.

(p) Taxes:                                           (Article XII, Section 12.3)
                  Proportionate Share; payable monthly on estimated bill.

(q) Intentionally Omitted.

(r) Utility Services and Charges:                   (Article XIII, Section 13.1)
                  Payable by Tenant as billed per metered or estimated and adjusted billing. Charges paid directly to Landlord may include a service charge not to exceed Twenty-Five Dollars ($25) per month.

(s) Tenant's Trade Name:                             (Article VIII, Section 8.1)
                  Movado, or any other name (i) used by Tenant or any affiliate of Tenant to designate any of the brands or products distributed or sold by Tenant or any such affiliate, and (ii) approved by Landlord in writing, which approval Landlord shall not unreasonably withhold.

(t) Permitted Use:                                   (Article VIII, Section 8.1)
                  The retail sale and service of (i) Swiss watches and personal luxury accessories manufactured by, or distributed for sale by Tenant, or any affiliate of Tenant, and sold under the brand name Movado, or any other trade name owned by or licensed to Tenant or any affiliate of Tenant, and (ii) other related merchandise generally sold in other stores operated by Tenant, or any affiliate of Tenant; and general customer support for the above items, including incidental office and service functions necessary in connection therewith.

(u) Intentionally Omitted.

(v) Legal Notice Address:                           (Article XXVI, Section 26.1)
       Tenant:                             125 Chubb Ave.
                                           Lyndhurst, New Jersey 07071
                                           Attn: General Counsel
                                           Attn: Vice President, Administration

       Landlord:                           3355 Las Vegas Boulevard South
                                           Las Vegas, Nevada 89102
                               (notices)   Attn: Rob Goldstein, Senior V.P.

                                           Forest City Management, Inc.
                                           Commercial Division
                                           P.O. Box _________
        (payments and copies of notices)   Cleveland, Ohio 44101

(w) Security Deposit:                                (Article XII, Section 12.5)

                  $49,560.

(x) Guarantor:
                  (i)   Name:       Movado Group, Inc.
                  (ii)  Address:    125 Chubb Ave.
                                    Lyndhurst, New Jersey 07071
                                    Attn: General Counsel
                                    Attn: Vice President, Administration

(y) Additional Provisions (these provisions shall apply notwithstanding anything in this Lease to the contrary):

                  (i) In lieu of the Security Deposit required under Section 12.5, Tenant may provided Landlord with an irrevocable letter of credit in form and from financial institution reasonably acceptable to Landlord in the amount of $49,560. Landlord may draw on such letter of credit in circumstances when Landlord would have the right to apply the Security Deposit as set forth herein.

Section 1.1 - Defined Terms.

      Wherever used in this Lease, the following terms shall be construed to mean as follows:

      (a) "COMMON AREAS" shall mean the Enclosed Mall and its amenities (including entertainment features, such as the canal and gondolas), plaza areas, surface parking areas, parking decks, structures or garages, if any, driveways, aisles, sidewalks, loading docks, passageways, landscaping, courts, stairs, ramps, elevators, escalators, moving walkways, meeting rooms, public restrooms and other common service areas, provided for by Landlord for the common or joint use and benefit of the tenants and occupants of the Shopping Center, their employees, agents, servants, customers and other invitees.

      (b) "ENCLOSED MALL" shall mean that portion or portions of the climate controlled enclosed sections of the Shopping Center which are used in common, among other things, for pedestrian traffic.

      (c) "LEASE YEAR" shall mean each twelve (12) month period during the Lease Term; provided, however, that if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Rent Commencement Date and end on the last day of the twelfth full calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month.

      (d) "PREMISES" shall mean the specific demised store space leased to Tenant by Landlord now existing or to be constructed in the Shopping Center. The Premises are cross-hatched on Exhibit "B", attached hereto for the sole purpose of more specifically locating the Premises.

      (e) "RENTS" shall mean Fixed Minimum Rent, Percentage Rent and Additional Charges (as defined in Article XII) unless otherwise specifically noted.

      (f) "RESORT" shall mean that hotel, casino, retail, restaurant and parking complex known as the Venetian Casino Resort of which the Shopping Center is a part. Notwithstanding the foregoing, Landlord expressly reserves the right, in the exercise of its sole discretion, to change the name of the Resort at any time during the Term of this Lease.

      (g) "SHOPPING CENTER" shall mean those buildings and common areas comprising the retail shopping center development known as "The Grand Canal Shops" owned and/or ground leased by Landlord and located in Clark County, Nevada, all as shown on Exhibit "A" attached hereto and made a part hereof. Notwithstanding the foregoing, Landlord expressly reserves the right, in the exercise of its sole discretion, to change the name of the Shopping Center at any time during the Term of this Lease.

      (h) "TENANT'S PROPORTIONATE SHARE", shall mean a fraction, the numerator of which is (i) with respect to CAM Costs, as hereinafter defined, the lesser of
(A) two thousand (2,000) square feet, or (B) the "Premises GLA", as hereinafter defined (but excluding second level space), and (ii) with respect to real estate taxes, the Premises GLA (but excluding second level space), and the denominator of which is the total number of square feet of actually occupied gross leasable area (excluding second level space) on the main level of the Shopping Center ("Occupied Center GLA") (except that the Occupied Center GLA may not be less than eighty percent (80%) of aggregate Shopping Center GLA (excluding second level space)).

                                   ARTICLE II
                                    EXHIBITS

Section 2.1 - Exhibits. The following exhibits are attached hereto or otherwise incorporated herein by reference, and made a part of this Lease;

      EXHIBIT "A"       Site Plan of the Shopping Center - Attached

      EXHIBIT "B"       Premises - Attached

      EXHIBIT "GCS1.0"  Tenant Handbook containing the scope of
                        Landlord and Tenant work and sign and design criteria - Not attached but incorporated herein by reference.

                                   ARTICLE III
                                    PREMISES

Section 3.1 - Premises. In consideration of the payment of all Rents and the performance of the covenants as hereinafter set forth, Landlord demises unto Tenant, and Tenant leases from Landlord, subject to all matters of record, for the Term and upon the terms and conditions set forth in this Lease, the Premises which is situated in the County of Clark and State of Nevada and being the unit set forth in Section 1.0(b).

Section 3.2 - Gross Leasable Area of the Premises. The gross leasable area of the Premises or the "Premises GLA" shall be computed based on the "lease lines" for the Premises, defined as follows: The lease line for common demising walls between adjoining tenants shall be the center line of the common demising wall.

Along the storefront the lease line shall be the "designated line" ("DL") separating the Premises from the Common Area, regardless of where Tenant's storefront is actually built unless Tenant's storefront extends or "pops out" past such DL in which event the storefront exterior shall be Tenant's lease line. On non-common demising walls such as between the Premises and service corridors, mechanical rooms, or the building exterior, the lease line shall be the outside face of the demising wall. Any recesses required to accommodate the door swing of the exit door for the Premises shall be considered part of the Premises. No deductions shall be made for columns or bracing within the Premises or along the demising walls but deductions shall be made for the areas occupied by major vertical duct shafts and by building support walls.

Section 3.3 - Revisions to Premises GLA. The square footage set forth in Section 1.0(c) has been determined pursuant to the provisions of Section 3.2 by reference to either "CAD" or scaled architectural drawings of the Premises. Landlord and Tenant acknowledge that irrespective of whether or not the Premises shall have been constructed as of the date of this Lease, in the event that Landlord's final as-built field or CAD measurements of the Premises after Tenant's leasehold improvements have been constructed should disclose a different square footage than the Premises GLA set forth in Section 1.0(c) above ("Final Revised Premises GLA"), then Landlord agrees to notify Tenant in writing of the Final Revised Premises GLA. Within fifteen (15) days after its receipt of such notice, Tenant shall have the right to have its own measurement made of the Premises and, in the event that there is a difference between Tenant's measurement and Landlord's measurement, Tenant will so notify Landlord and the parties will consult in an effort to resolve such difference. If the parties have not resolved such difference within fifteen (15) days after Tenant's notice to Landlord thereof, then each party shall appoint an architect, both of whom shall appoint a third architect who shall determine the Final Revised Premises GLA and whose determination thereof shall be final and binding on the parties. The cost of such third architect shall be borne equally by Landlord and Tenant. In the event Tenant either chooses not to have its own measurement made or has its own measurement made and there is no difference from Landlord's measurement, then Landlord's original notice to Tenant of the Final Revised Premises GLA shall be deemed sufficient to amend the Premises GLA set forth in Section 1.0(c), such amendment being deemed self-operative without the necessity of further formal mutual acknowledgment or documentation between Landlord or Tenant. When so finally determined, the Final Revised Premises GLA shall be used as the numerator in computing Tenant's Proportionate Share of Additional Charges and in all computations of Fixed Minimum Rent if such has been determined on a square foot (as opposed to a fixed rate) basis. If the Fixed Minimum Rent should be so revised, Landlord will provide Tenant with notice of such rent revision and the Percentage Rent breakpoint(s) set forth in Section 1.0(h) herein shall be correspondingly adjusted.

Section 3.4 - Landlord's Reservation. Landlord reserves to itself the roof and exterior walls of the building containing the Premises and all space above the ceiling within the Premises, to accommodate the Shopping Center's structural, mechanical and electrical conduit piping, ducting or venting requirements. Landlord and its agents further reserve the right on behalf of themselves or an authorized utility company to run utility lines, pipes, conduits or ductwork when necessary or desirable through the air space above Tenant's ceiling, columns or within walls of the Premises and to maintain, repair, alter, replace or remove the same in locations which will not materially interfere with Tenant's use of the Premises, materially alter the appearance of the Premises, or materially alter or interfere with Tenant's use of Tenant's improvements, trade fixtures or other property at the Premises.

Section 3.5 - Intentionally Omitted.

Section 3.6 - Remodeling. If at any time from time to time during the Term after the fourth (4th) Lease Year Landlord remodels all or a substantial portion of the Shopping Center, and such remodeling includes the Premises or a portion thereof, then Landlord shall have the right, at its sole cost and expense, to change the dimensions or reduce the size of the Premises; provided, however, that if a reduction in size of the Premises would reduce the Premises to less than ninety percent (90%) of its original size or if, as a result of any reduction in size or remodeling, the Premises or the remaining portion thereof would not be suitable for the purpose for which Tenant has leased the Premises, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after Landlord notifies Tenant of Landlord's intention to remodel. In connection with any termination of this Lease under the preceding sentence, Landlord shall pay to Tenant the unamortized (based on straight line amortization) reasonable costs paid by Tenant for Tenant's non-removable improvements at the Premises in addition to Tenant's out-of-pocket costs incurred in closing its store and the Premises and vacating the Premises. In the event of any remodeling pursuant to this Section 3.6, Landlord shall repair any damage to the Premises caused thereby and, in the event of any reduction in the area of the Premises, Fixed Minimum Rent shall be reduced to an amount equal to that proportion of the rent provided for in Section 1.0(g) that the floor area of the Premises after the remodeling bears to the floor area of the Premises prior to the remodeling. In connection with any such remodeling, Landlord may require Tenant to cease conducting business from the Premises for a period not in excess of thirty (30) days. Fixed Minimum Rent shall be abated during any such period that Landlord requires Tenant to cease conducting business. If such period is more than fifteen (15) days, Landlord will reimburse Tenant for Tenant's lost profits during the portion of such period after the initial fifteen (15) days, which for purposes of this Section 3.6 shall be deemed to equal Tenant's profits for the corresponding period in the immediately preceding Lease Year, to the extent such profits are not covered by the business interruption insurance that Tenant is required to carry hereunder.

                                   ARTICLE IV
                                  COMMON AREAS

Section 4.1 - Use.

      (a) Landlord grants to Tenant and its agents, employees and customers, a non-exclusive license, subject to the reasonable uniform rules and regulations promulgated by Landlord, to use the Common Areas in common with other tenants and occupants of the Shopping Center, their agents, employees and customers during the Term, subject to the exclusive control and management thereof at all times by Landlord and subject further to the rights of Landlord as set forth in
Section 4.2 herein.

      (b) Landlord reserves to itself the right to construct, lease and/or license kiosks, carts, and sales areas on any portion of the Common Areas other than those portions of the Common Areas within twenty-five (25) feet of the DL, provided such kiosks, carts and sales areas do not materially interfere with access to or visibility of the Premises from the Common Areas adjacent to the Premises.

      (c) Tenant shall not use the Common Areas for any other purpose than herein designated.

Section 4.2 - Management and Operation of Common Areas. Landlord will use its best efforts to operate and maintain or will cause to be operated and maintained, the Common Areas in a first-class manner and in the best interest of the Shopping Center. Landlord will have the right (1) to establish, modify and enforce reasonable and uniform rules and regulations with respect to the Common Areas for the general benefit of Landlord and all tenants of the Shopping Center; (2) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the parking areas and fees for use of such parking areas and other Common Areas; (3) to provide for employee parking (which parking may be located off the Resort property) and formulate reasonable and uniform rules and regulations for the same; (4) without abatement of rent or other charges, upon prior notice to Tenant to close such portions of said parking areas or other common areas to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any right to any person or to the public therein or for any other reason in the best interest of Landlord and all tenants; (5) without abatement of rent or other charges, upon prior notice to Tenant to close temporarily any or all portions of the Common Areas for repairs or refurbishing; (6) to discourage non-customer parking; (7) to move, remove, relocate and/or replace seats, trees, planters and other amenities commonly found in first-class shopping centers; and (8) to do such other acts in and to said areas and improvements as in the exercise of good business management, and the maintenance of a first-class shopping center, as Landlord, in the exercise of its reasonable business judgment, shall deem to be advisable; provided, however, that in connection with any such act Landlord shall use reasonable efforts to minimize any interference with the access to the Premises, and any obstruction of visibility of the Premises, from the Common Areas adjacent to the Premises.

                                    ARTICLE V
                            CHANGES AND ADDITIONS TO
                   SHOPPING CENTER SITE PLAN AND LEASING PLAN

Section 5.1 - Site Plan. The site plans attached hereto as Exhibits "A" and "B", respectively, are for the sole purpose of showing the approximate shape, design, proposed locations of buildings, tenant spaces and common areas located within the Shopping Center; provided, however, that in no event will the actual location of the Premises as finally constructed materially deviate from the location depicted on Exhibit "B" in relation to the other premises depicted thereon in the general vicinity of the Premises.

Section 5.2 - Changes to Shopping Center Site Plan. Landlord reserves the right at any time and from time to time (a) to make or permit changes or revisions in the site plan for the Shopping Center including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other Common Areas, (b) to construct other buildings or improvements in the Shopping Center and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same, and (c) to make or permit changes or revisions in the Shopping Center, including additions thereto, and to convey portions of the Shopping Center to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof; provided, however, that no such changes, rearrangements or other construction shall permanently (i) reduce the number of parking spaces provided by Landlord below the number of parking spaces required by law (ii) materially interfere with the access to the Premises from the Common Areas adjacent to the Premises, or (iii) materially obstruct the visibility of the Premises from the Common Areas adjacent to the Premises.

                                   ARTICLE VI
                                  IMPROVEMENTS

Section 6.1 - Landlord's Responsibilities.

      (a) Landlord, at its own cost and expense, shall construct that portion of the Premises required in Exhibit "GCS1.0" to be constructed by Landlord at its sole cost and expense, all in accordance with Exhibit "GCS1.0" and all in a good and workmanlike manner and in compliance with all applicable laws, regulations, rules and ordinances. As part of such work, Landlord shall construct a dome to raise the ceiling directly in front of the main entrance of the Premises to at least seventeen (17) feet from the floor of the Shopping Center in that same area in accordance with plans and specifications mutually agreed upon by both parties, which agreement shall not be unreasonably withheld by either party.

      (b) Landlord warrants that its work shall be delivered free and clear of liens, encumbrances and violations or conditions which may constitute violations of any laws, ordinances, or regulations relating to the use, occupancy and construction of the Premises and the building containing the same.

      (c) Landlord, at Tenant's sole cost and expense, shall construct in accordance with Exhibit "GCS1.0" that portion of the Premises required in Exhibit "GCS1.0" to be constructed by Landlord at Tenant's sole cost and expense ("Chargebacks"). Landlord may, at its sole option, bill Tenant for the Chargebacks following the RCD, and Tenant shall pay Landlord the Chargebacks no later than twenty (20) days following receipt of Landlord's billing.

      (d) By the earlier to occur of one hundred twenty (120) days after Tenant takes possession of the Premises or the date on which Tenant opens for business, Tenant shall inform the Landlord, in writing, of any items that were required to be performed by Landlord which are incomplete or inadequate; otherwise Tenant shall be deemed to have acknowledged that all work required to be performed in connection with the Premises and any and all obligations to be performed by Landlord on or before the opening of the Premises have been fully performed; except that Tenant shall have one (1) year from the date Tenant takes possession of the Premises to inform Landlord in writing of any latent defects in any items that were required to be performed by Landlord which cannot reasonably be detected within such one hundred twenty (120) days.

Section 6.2 - Tenant's Responsibilities. Tenant shall at its own expense and in accordance with Exhibit "GCS1.0":

      (a) Secure all permits and licenses necessary for the construction of any of its installations and the prosecution of its work, and Tenant shall comply with all laws and regulations relating to the conduct of said work.

      (b) Construct the remainder of the Premises and installations therein and construct the balance of the leasehold improvements necessary to enable Tenant to occupy the Premises as shown in Tenant's plans and specifications as approved by Landlord or Landlord's architect, all in a good and workmanlike manner and in compliance with all insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other government rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Premises or Tenant's use thereof. Notwithstanding any other provision hereof, any installation to be made or work to be performed by Tenant on or for the Premises prior to the opening of the Premises for business shall be first approved in writing by Landlord prior to commencement of any work by Tenant. Landlord's approval of any plans for Tenant's work shall, however, create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with the Requirements of governmental agencies or authorities, as hereinafter described in Section 27.4.

      (c) Obtain on behalf of itself, or any of its contractors or subcontractors, all insurance protection required by Landlord in Exhibit "GCS1.0".

      (d) Install equipment and appliances in said construction and all trade fixtures installed shall be new and first quality items.

      (e) In the event Landlord performs any work at the request or on behalf of Tenant which is Tenant's responsibility hereunder, Landlord shall bill Tenant for the costs thereof and Tenant shall pay such costs to Landlord no later than twenty (20) days following receipt of Landlord's billing.

      (f) Landlord may require Tenant, at Tenant's sole cost and expense, to furnish a bond or other security satisfactory to Landlord to assure diligent and faithful performance of all work to be performed by Tenant.

The foregoing shall be completed by and Tenant shall open for business no later than the RCD.

Section 6.3 - Tenant's Trade Fixtures. Except as otherwise provided in this
Section 6.3, all trade fixtures, signs and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises ("Tenant Personal Property") shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided that Tenant shall promptly repair any damage to the Premises caused by the removal of any Tenant Personal Property. If Tenant is in default, Landlord shall have the benefit of any applicable lien on Tenant Personal Property located in or on the Premises as may be permitted under the laws of the State of Nevada, and in the event such lien is asserted by Landlord in accordance with applicable law and Landlord notifies Tenant of such assertion, Tenant shall not remove or permit the removal of such Tenant Personal Property until the lien has been removed and all defaults have been cured. Any Tenant Personal Property not removed by Tenant upon the expiration or sooner termination of this Lease may be construed by Landlord as abandoned by Tenant. Alternatively, Landlord may order Tenant to remove such Tenant Personal Property from the Premises or have it removed at Tenant's expense.

Section 6.4 - Construction Lien. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, sub-contractor, laborer or materialman for the specific performance of any labor or the furnishing of any materials or equipment for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Premises, Shopping Center or the Resort.

Section 6.5 - Union Cooperation. Tenant shall perform or cause Tenant's contractors to perform all work in the making and/or installation of any repairs, alterations or improvements in a manner so as to avoid any labor dispute that causes or is likely to cause stoppage or impairment of work or delivery services or any other services in the Shopping Center. In the event there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, but not limited to (i) removing all disputants from the job site until such time as the labor dispute no longer exists, (ii) seeking an injunction in the event of a breach of contract between Tenant and any of Tenant's contractors, and (iii) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute. Landlord may require Tenant to use recognized union labor in the construction of Tenant's improvements at the Premises.

                                  ARTICLE VII
                                     PLANS

Section 7.1 - Submission of Plans.

      (a) Tenant shall prepare, at its sole cost and expense, and in full compliance with the provisions of Exhibit "GCS1.0", complete plans and specifications for all of Tenant's work, including store front design, and shall submit such plans and specifications to Landlord or Landlord's designated representative for approval prior to commencement of any work. No material changes to said plans shall be made after such approval by Landlord without Landlord's prior written consent. Landlord's approval of any plans for Tenant's work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with the Requirements of governmental agencies or authorities, as hereinafter described in Section 27.4. Landlord shall not unreasonably withhold or delay any approval or consent under this Section 7.1(a).

      (b) Tenant shall be required to submit its plans and specifications to Landlord in a timely manner so that Tenant's construction in the Premises shall be completed on or before the RCD. In the event Tenant's plans are not submitted in a timely fashion as required above, due to reasons within Tenant's or its architect's control, Landlord reserves the right, in addition to any other rights it may have hereunder, to require Tenant to commence the payment of Rents as of the RCD notwithstanding the fact that Tenant may not be open for business on such date.

                                  ARTICLE VIII
                                      USE

Section 8.1 - Use. Tenant agrees to: (i) operate its business in the Premises under the trade name specified in Article I, Section 1.0(s) and (ii) use the Premises solely for the permitted use specified in Article I, Section 1.0(t) and for no other business or purpose. Tenant further agrees not to conduct catalog sales in or from the Premises, except merchandise Tenant is permitted to sell "over-the-counter" consistent with its permitted use. Tenant recognizes that the specific limited use prescribed herein is a material consideration to Landlord so that the Shopping Center will maintain an appropriate tenant mix so as to produce the maximum Gross Revenue possible for all tenants and that the continued operation of a first-class shopping center development will be assured. Notwithstanding the foregoing, Tenant's specific limited use hereunder shall not be construed to imply that Tenant has an exclusive right to conduct the use permitted by Article I, Section 1.0(t). Landlord, in its sole discretion, may permit other tenants or occupants of the Shopping Center to operate the same or similar use; provided, however, that Landlord shall not grant any tenant or occupant of the Shopping Center the right to use any portion of the Shopping Center within eighty-six (86) feet of the DL for the primary purpose of selling Swiss watches. If Tenant's business in the Premises is to be conducted pursuant to a franchise agreement, the existence and continuation of such franchise agreement is a material consideration to Landlord in entering into this Lease and if such franchise agreement is terminated, Landlord shall be entitled to treat such event as an event of default and elect any of the remedies provided in Article XXIV.

Section 8.2 - Tenant's Covenant to Operate. Subject to Article XXII, Tenant agrees to complete Tenant's work and open the Premises for business to the public fully fixtured, stocked and staffed on the RCD, and, thereafter throughout the Term of this Lease, to continuously operate in one hundred percent (100%) of the useable space within the Premises the business prescribed in Article I, Section 1.0(t), Mondays through Sundays during such hours as may be reasonably determined by Landlord for the operation of the Shopping Center; provided, however, that notwithstanding the foregoing, Tenant shall not be required to initially open the Premises for business until the Occupied Center GLA is at least seventy percent (70%) of the aggregate Shopping Center GLA (excluding second level space). Tenant agrees it will not open earlier or close later than such hours without Landlord's prior consent. Notwithstanding anything to the contrary herein contained, Tenant shall have the right to close the Premises one (1) day each Lease Year (which day shall be mutually acceptable to Landlord and Tenant) for purposes of conducting a physical inventory in the Premises and up to two (2) days each Lease Year in the event, through no fault of Tenant, that Tenant's insurance coverage would not otherwise be met.

Section 8.3 - Prohibitions on Use.

      (a) Tenant shall not use or permit or suffer the Premises, or any part thereof, to be used by anyone else or for any other business or purpose than that specifically defined and permitted by this Article and further provided that Tenant shall not divert any portion of the Premises GLA for any other use other than the use described above.

      (b) Tenant shall not permit the Premises to be used in violation of any laws or local ordinances or any way which in the sole judgment of Landlord will injure the reputation of, be a nuisance, annoyance, or do damage to the other tenants of the Shopping Center or Landlord, including without limitation, the sale of patently offensive material and merchandise and the use of audio devices, flashing lights, machinery and equipment creating noise or odors, or the committing of acts, which will disturb, impair or interfere with the use and enjoyment by the other tenants of their respective premises within the Shopping Center.

      (c) Tenant agrees not to use or allow the Premises to be used for any auction, fire, bankruptcy or "going out of business" sales therein unless ordered by a court of competent jurisdiction after reasonable notice to Landlord and an opportunity by Landlord to be heard.

Section 8.4 - Manner of Operation of Business.

      (a) Tenant agrees that the above business is to be conducted in a reputable manner, in keeping with good practices as established in the trade. Tenant shall keep upon the Premises an adequate staff of employees and a full and complete stock of merchandise during business hours throughout the Term of this Lease so as to insure a maximum volume of business in and from the Premises.

      (b) Subject to Section 15.1 of this Lease, Tenant agrees to assume full responsibility and at its own cost to keep and maintain the Premises neat, clean, in proper repair and decor, and free from waste and offensive odors, and in an orderly and sanitary condition, free of vermin, rodents, bugs and other pests.

      (c) Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section. If Tenant is not in compliance with this Section, Landlord shall have the right upon five (5) days notice to Tenant and immediately in the case of an emergency, to enter upon the Premises to remedy said noncompliance at Tenant's expense. Landlord shall use its best efforts to minimize interference with Tenant's business, but shall not be liable for any interference caused thereby.

Section 8.5 - Privileged License. Tenant acknowledges that Landlord and affiliates of Landlord are businesses that are or may be subject to and exist because of privileged licenses issued by governmental authorities relating to casino gaming ("Gaming Authorities"). If a corporation, Tenant shall disclose the names of all officers and directors of Tenant, and unless a publicly traded corporation on a national stock exchange such as NYSE, AMEX or NASDAQ, Tenant shall disclose to Landlord all ownership interests in Tenant and all lenders or sources of financing. If requested to do so by Landlord, Tenant shall obtain any license, qualification, clearance or the like which shall be requested or required of Tenant by Landlord, Gaming Authorities or any regulatory authority having jurisdiction over Landlord or any affiliate of Landlord. If Tenant fails to satisfy such requirement or if Landlord or any affiliate of Landlord is directed to cease business with Tenant by any such authority, or if Landlord shall in good faith determine, in Landlord's sole and exclusive judgment, that Tenant, or any of its officers, directors, employees, agents, designees or representatives, or partner, owner, member, or shareholder, or any lender or financial participant (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in any relationship, either of which could or does jeopardize Landlord's business, reputation or such licenses, or those of its affiliates, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, then Tenant shall immediately (i) terminate any relationship with the individual or entity which is the source of the problem, or (ii) cease the activity creating the problem to Landlord's satisfaction. In the event Tenant does not comply with item (i) or
(ii) above, then Landlord (x) may require Tenant to specifically perform such obligation (the parties recognizing that damages or other remedies would be inadequate under the circumstances) or (y) may terminate this Lease without liability to either party; provided, however, if any matter described herein is reasonably susceptible to cure, Tenant shall have a reasonable time within which to effect such cure (but in no event longer than the time available to fully comply with any requirement imposed by law, rule, regulation or the Gaming Authorities) and Landlord shall not have the right to terminate this Lease during such cure period.

Section 8.6 - Vendor Agreements. Tenant acknowledges that Landlord has entered into or may in the future enter into agreements with vendors or service providers (hereinafter "Common Vendors") to provide services to the Resort and its tenants for the purposes of achieving uniformity of services, favorable pricing and/or limiting the number of service providers working in or making deliveries to the Resort. Tenant agrees to contract with such Common Vendors for services and to abide by the terms of Landlord's agreements with such Common Vendors; provided that amounts which are to be paid to such Common Vendors, and the quality of product and level of service to be provided by such Common Vendors, shall at all times be competitive in the Las Vegas marketplace, and provided further than Tenant shall in no event be obligated to abide by the terms of any agreement between Landlord and any Common Vendor to the extent such terms conflict with any of the terms contained herein.

                                   ARTICLE IX
                                      TERM

Section 9.1 - Term. The Term of this Lease shall commence on the RCD (see Sections 1.0(f) and 10.1) and the Term, unless the Lease should be terminated earlier, shall expire at midnight on the "Term Expiration Date" or "TED" which shall be at the end of the number of Lease Years stated in Section 1.0(d).

Section 9.2 - Commencement Date Agreement. At any time following full execution of this Lease, Landlord and Tenant may, upon the request of either party, execute a supplemental agreement setting forth the commencement and termination dates of the Term of this Lease.

Section 9.3 - Holding Over. If, at the expiration of the Term of this Lease, Tenant continues to occupy the Premises with or without Landlord's consent, its tenancy shall become month-to-month terminable by either party on thirty (30) days prior written notice. Tenant shall be subject to all the conditions of this Lease excepting the Term thereof and Tenant's obligation to pay hold-over rent equal to one hundred fifty percent (150%) of the monthly Fixed Minimum Rent payable by Tenant immediately prior to expiration of the Term, and Tenant shall be further subject to any changes to this Lease which Landlord has given Tenant, in writing, during any thirty (30) day period for the following thirty (30) day period. Notwithstanding anything contained herein to the contrary, nothing contained in this subparagraph shall be deemed or construed to give Tenant the right to hold over. Tenant shall not be permitted to hold over if Landlord gives Tenant notice before the expiration of the Term of this Lease that Tenant may not hold over.

Section 9.4 - Expiration of the Term of the Lease.

      (a) This Lease shall expire at the end of the Term thereof without the necessity of any notice from either Landlord or Tenant to terminate the same, and subject to Section 9.3 hereof, Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all provisions under this Lease respecting the summary recovery of possession of the Premises from Tenant holding over to the same extent as if statutory notice had been given. However, if Tenant should vacate prior to the expiration of the Term of the Lease, Tenant will nevertheless, subject to Article XXIV, be liable for all Rents due and owing up to the expiration of the Term.

      (b) For a period of six (6) months prior to the expiration of the Term, upon reasonable prior notice to Tenant, Landlord shall have the right and may show the Premises and all parts thereof to prospective tenants during normal business hours.

      (c) Tenant shall deliver and surrender to Landlord possession of the Premises upon the expiration or earlier termination of this Lease in as good condition and repair as the same shall be at the commencement of said term except ordinary wear and tear and casualty and loss subject to all alterations and improvements theretofore made thereto and approved by Landlord in writing.

      (d) Tenant shall have no right to quit the Premises, cease to operate its business, cancel or terminate this Lease except as such right is expressly granted to Tenant herein.

Section 9.5 - Renewal of Term. Tenant is hereby granted an option to extend the Term of this Lease, hereinafter referred to as the "Original Lease", for the additional consecutive periods set forth in Section 1.0(d)(ii), if any, provided that Tenant shall notify Landlord, in writing, no less than nine (9) months prior to the commencement of any such renewal term of Tenant's intention to exercise such Option, and provided further that no Event of Default has occurred and is occurring at the time of notice of renewal, or as of the commencement date of the renewal term. The terms and conditions of the renewal term shall be the same as the terms and conditions of the Original Lease, excepting for the following modifications:

      (a) Tenant shall have no further right of renewal after the expiration of the last renewal term.

      (b) The Fixed Minimum Rent as payable during the renewal periods, shall be calculated in accordance with Section 1.0(g).

                                   ARTICLE X
                             RENT COMMENCEMENT DATE

Section 10.1 - Rent Commencement Date.

      (a) As used in this Lease, the term "Rent Commencement Date" shall mean the later of the dates specified in Section 1.0(f); provided, however, that in no event shall the Rent Commencement Date be later than the date Tenant opens for business.

      (b) Should the RCD occur on a day other than the first day of a calendar month, Tenant shall be liable for Fixed Minimum Rent and Additional Charges due for said previous partial month on a prorated basis based upon a thirty (30) day month.

Section 10.2 - Failure of Delivery of Premises to Tenant. In the event Landlord shall fail to deliver possession of the Premises to Tenant by December 31, 1999 for any cause within Landlord's control, including, but not limited to, delay in commencing or completing construction of Landlord's work, the holding over of any tenant or tenants, or the total failure to deliver the Premises, Tenant shall have the right to terminate this Lease upon notice to Landlord given at any time on or before January 31, 2000 (provided Landlord has not theretofore delivered possession of the Premises to Tenant), and neither party shall have any further obligation hereunder (except with respect to matters that arose before such termination).

Section 10.3 - Tenant's Failure to be Open by the Rent Commencement Date. Notwithstanding any rights or remedies of Landlord set forth in Article XXIV, in the event Tenant has not opened by the RCD except for reasons outside Tenant's control, Landlord shall have the right to require Tenant to pay to Landlord as liquidated damages and not as a penalty, the sum of One Hundred Dollars ($100.00) for each day beyond such date that Tenant is late in opening the Premises for business, which payment is intended to compensate Landlord for actual and substantial losses that Landlord may suffer; provided, however, that notwithstanding the foregoing, Landlord shall only have the right to require Tenant to pay such sum to Landlord when the Occupied Center GLA is at least seventy percent (70%) of the aggregate Shopping Center GLA (excluding second level space). Nothing contained in this Section 10.3 shall be construed to waive any rights and remedies Landlord may have against Tenant, nor affect Tenant's obligation to commence payment of Fixed

Minimum Rent and Additional Charges on the RCD. Landlord may offset any amounts payable by Tenant hereunder against any amounts Landlord may owe Tenant.

                                   ARTICLE XI
                                      RENT

Section 11.1 - Fixed Minimum Rent.

      (a) Tenant hereby covenants and agrees to pay to Landlord's authorized agent, without deduction or set-off and without demand, at the address set forth in Section 1.0(v) above or such other place as Landlord may, from time to time, designate in writing, as Fixed Minimum Rent for the Premises, the amount(s) set forth in Article I, Section 1.0(g), said amount(s) to be due and payable in monthly installments, in advance, on the Rent Commencement Date and on the first day of each and every calendar month thereafter. Tenant agrees at no time to pay the monthly Fixed Minimum Rent more than one (1) month in advance of its due date.

      (b) Notwithstanding anything in this Lease to the contrary, in the event Tenant fails to pay any Rents or any other sum due and owing Landlord within ten
(10) days following the due date of said Rents, then Tenant shall pay a late charge of the greater of (i) five percent (5%) of the amount due and (ii) two percent (2%) per month of the monthly charges due from the due date of any installment of any Rents.

      (c) Should any governmental taxing authority acting under any present or future law, ordinance, or regulation, levy, assess, or impose a tax, excise and/or assessment (other than an income or franchise tax upon Landlord's net income) upon Landlord with respect to Rents payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, Tenant shall be responsible for and shall pay such tax, excise and/or assessment, or shall reimburse Landlord for the amount thereof, as the case may be.

      (d) Tenant shall pay the adjusted Fixed Minimum Rent as calculated pursuant to Section 1.0(g) commencing with the first month of the Lease Year effected by the adjustment. However, pending the determination of the adjusted Fixed Minimum Rent, Tenant shall continue to pay Fixed Minimum Rent in the same amount as the Fixed Minimum Rent required for the preceding Lease Year effected by the adjustment. When the adjusted Fixed Minimum Rent has been determined, Tenant, concurrently with the next monthly Fixed Minimum Rent payment due and payable after the furnishing by Landlord to Tenant of the computation of the adjusted Fixed Minimum Rent, in addition to the adjusted Fixed Minimum Rent for such month, shall pay Landlord a sum equal to the amount of the increase in the Fixed Minimum Rent and Percentage Rent due for each of the previous months in the effected Lease Year.

Section 11.2 - Percentage Rent.

      (a) Amount. In addition to Tenant's Fixed Minimum Rent, Tenant covenants and agrees to pay to Landlord, without deduction or set-off, during each month of the term hereof, Percentage Rent in the amount(s) set forth in Section 1.0(h).

      (b) Payment.

            (i) The Percentage Rent due for each calendar month shall be payable by no later than the fifteenth (15th) day of each month immediately following each month in which nine percent (9%) of Gross Revenue for such month exceeds the Fixed Minimum Rent paid for such month. Said payments of Percentage Rent shall be made concurrently with the submission of Tenant's written statement of monthly Gross Revenue to Landlord as hereinafter provided.

            (ii) Upon submission of Tenant's certified statement of Gross Revenue at the close of each calendar year, as provided in Section 11.5 herein, adjustments of amounts due for Percentage Rent shall be made to the respective parties. Overpayments of Percentage Rent shall be credited against the next installment of Percentage Rent due (or, if at the end of the Term, Landlord shall pay such amount to Tenant within thirty (30) days after Tenant has delivered its certified statement of Gross Revenues to Landlord). Underpayments of Percentage Rent shall be paid to Landlord within thirty (30) days after Tenant has delivered its certified statement of Gross Revenues to Landlord.

            (iii) Notwithstanding the provision for the payment of Percentage Rent, Landlord shall not, in any event, be deemed to be a partner or associate of Tenant in the conduct of its business. The relationship of the parties hereto shall, at all times, be solely that of Landlord and Tenant.

Section 11.3 - Gross Revenue. The term "Gross Revenue" wherever used herein shall be defined to mean the total amount of all sales of merchandise and/or services and all other receipts of all business conducted in, at, or from any part of the Premises, whether the same be for cash, barter, credit, check, charge account, gift, and merchandise certificates purchased, or other disposition of value regardless of collection, in the event of sale upon credit or charge account, and whether made by Tenant, sub-tenants, concessionaires, licensees, or assignees of Tenant. The value of each sale shall be the actual total sales price charged the customer, and shall be reported in full in the month that the transaction occurs irrespective of when, or if, payment is received. Gross Revenue includes orders or sales which originate in, at, or from the Premises, whether delivery or performance is made from the Premises or from another place; orders or sales mailed, telephoned, or telegraphed, which are received at or filled from the Premises; all sales and revenue accruing by means of mechanical, self-operated, or automatic vending devices on the Premises. There shall be no deduction or exclusion from Gross Revenue except as specifically permitted hereafter. Any deposit not refunded shall be included in Gross Revenue.

Section 11.4 - Exclusion from Gross Revenue. Notwithstanding the foregoing, Gross Revenue shall not include:

      (a) Merchandise returned in the amount of cash refunded, credit given, or discounts and allowance granted or exchanges made, provided that the sale price of such items was originally included in Gross Revenue.

      (b) The amount of any sales, use or gross receipts tax, or excise tax, imposed by any governmental authority directly on sales and collected from the customers, providing the amount of such tax is separately recorded.

      (c) The exchange of merchandise between stores of Tenant, when such exchanges are made solely for the operation of Tenant's business and not for the purpose of consummating a sale which has been made at, in or from the Premises.

      (d) Merchandise returned for credit to shippers, jobbers, wholesalers or manufacturers.

      (e) Revenue from sale of trade fixtures after use in the Premises and sums or credits received in settlement of claims for loss or damage to merchandise.

      (f) Revenue from vending machines for Tenant's employee use only.

      (g) The amount of any sales to employees of Tenant.

      (h) To the extent such charges do not materially exceed Tenant's costs, separately stated charges for alterations, repairs, gift wrapping and delivery services rendered to Tenant's customers.

      (i) Redemptions of gift certificates.

      (j) To the extent such charges are separately stated from the sales price of the merchandise, financing or service charges in connection with the extension by Tenant of "in-house" credit.

      (k) Discounts or fees payable to credit card companies.

      (l) Any sums or credits received by Tenant in settlement of Tenant's claim(s) for loss of or damage to merchandise.

Section 11.5 - Reporting.

      (a) Tenant shall submit to Landlord, on or before the fifteenth (15th) day of each month of each Lease Year, commencing in the second month of the first Lease Year, a written statement signed by Tenant showing Tenant's Gross Revenue, as herein defined, for the preceding calendar month.

      (b) On or before forty-five (45) days following the close of each calendar year (or the expiration of the Term), Tenant shall furnish to Landlord a statement certified by an officer of Tenant, or a certified public accountant employed by Tenant, if any, of the Gross Revenue made by Tenant from the Premises during the preceding calendar year (or portion thereof).

      (c) For the purpose of ascertaining the amount of reportable sales and revenue, Tenant agrees to record each and every sale at the time of the transaction on either a cash register having a sealed, continuous, cash register tape with cumulative totals, which numbers, records, and duplicates each transaction entered into the register, (in any event such cash register must have a non-resettable grand total) or on serially prenumbered sales slips. In the event Tenant chooses to record each sale by using a cash register, Tenant agrees that the continuous, cash register tape will be sealed or locked in such a manner that it is not accessible to the person operating the cash register. If Tenant chooses to record each sale on individual sales slips, Tenant agrees that said sales slips (including those canceled, voided, or not used) will be retained in numerical sequence for the period set forth in Section 11.6 herein.

      (d) If Tenant shall fail to prepare and deliver any statement of Gross Revenue in a timely manner as required herein, and such failure shall continue for ten (10) days after the date the same is due, Landlord may do any or all of the following: (i) elect to treat Tenant's failure to report as a default of this Lease; (ii) elect to make an audit of all books and records of Tenant which in any way pertain to or show Gross Revenue and to prepare the statement or statements which Tenant has failed to prepare and deliver; or (iii) impose a late/non-reporting fee of One Hundred Dollars ($100.00) for each such failure by Tenant. Tenant shall pay on demand all expenses of such audit and of the preparation of any such statements and all sums as may be shown by such audit to be due as Percentage Rent; provided, however, that Tenant shall have the right, within thirty (30) days after its receipt of any such audit, to dispute same in good faith.

      (e) All such statements and reports shall be kept in confidence by Landlord except in connection with a sale, mortgage, administrative or judicial proceedings.

      (f) Landlord may, in its sole and absolute discretion, provide a program for the purpose of collecting daily sales information directly from Tenant via Tenant's designated representatives at the Premises. The program may be in the form of automated, computerized telecommunication. The costs and expenses in connection with the operation of the program will be paid for either by Landlord or by proceeds from the Marketing Fund. The information collected may be utilized by Landlord for evaluating and responding to market trends and such other matters as Landlord finds appropriate.

Section 11.6 - Books and Records.

      (a) Tenant agrees to keep on the Premises, or at its principal office, accurate books and records (as more specifically identified below) of all business conducted at the Premises in accordance with generally accepted accounting practices consistently applied, and said records shall be open and available for examination at Tenant's principal office or, upon ten (10) days notice, at the Premises at all reasonable times to Landlord, or Landlord's representatives, upon reasonable notice to Tenant, for the purpose of ascertaining or verifying the Gross Revenue. All records shall be retained by Tenant for examination by Landlord for a period of at least two (2) years following the end of the calendar year for which said records apply.

      (b) Tenant further agrees that for the purposes hereinbefore recited, Tenant shall prepare, preserve and maintain for each calendar year, the following documents, books, accounts and records:

            (1) Daily cash register summary tapes (normally referred to as "Z Tapes") and sealed, continuous, cash register tapes or prenumbered sales slips, maintained as recited herein;

            (2) A single, separate bank account into which all receipts of business and other revenue from operations on or from the Premises are deposited;

            (3) All bank statements detailing transactions in or through any business bank account;

            (4) Daily or weekly sales recapitulations;

            (5) A sales journal;

            (6) A general ledger or a summary record of all cash receipts and disbursements from operations on or from the Premises;

            (7) Copies of all sales or use tax returns filed with any governmental authority which reflect in any manner sales, income or revenue generated in or from the Premises; and

            (8) Such other records or accounts as Landlord may reasonably require in order to ascertain, document, or substantiate reportable Gross Revenue as defined herein.

      (c) If upon inspection or examination of Tenant's available books and records of account, Landlord determines that Tenant has failed to maintain, preserve, or retain the above-recited documents, books, and records of account in the manner detailed herein such that Landlord cannot reasonably determine Tenant's Gross Revenue for the applicable period, Landlord shall give Tenant sixty (60) days to cure said deficiencies. Further, if Tenant is found to be deficient in maintaining any of the above-recited documents, books or records of account, Tenant shall reimburse Landlord for reasonable expenses incurred by Landlord in determining said deficiencies, including, but not limited to, any audit or examination fees incurred by Landlord.

            If after receiving the aforesaid notice, and upon expiration of the sixty (60) day time period specified herein, Tenant fails to cure the noted deficiencies, Landlord may, at its option, either grant Tenant additional time to cure the deficiencies, hold Tenant in default of the Lease, or at Tenant's expense, and for its benefit, retain a good and reputable independent accounting or bookkeeping firm to prepare and maintain the above-recited documents, books and records of accounts. If Landlord elects the latter option, Tenant agrees and covenants that the representative or representatives of said accounting or bookkeeping firm will have full right of entry and access to the Premises and existing financial records, and full cooperation by Tenant, for the purpose of establishing and maintaining the documents, records and books of account recited hereinabove. Any expenses incurred by Landlord in furtherance of its rights hereunder will be considered additional rent for the Premises due and payable by Tenant with the next due installment of Rents.

      (d) In the event an examination of the records of Tenant to verify said Gross Revenue shall disclose a deficiency in excess of two percent (2%) of the Gross Revenue reported for any calendar year where Percentage Rent is due Landlord, (1) Tenant agrees to pay to Landlord the reasonable costs and expenses of such audit, and (2) any additional Percentage Rent found due and owing as a result of said audit shall be immediately paid by Tenant to Landlord upon demand. If an examination by Landlord or its representative discloses that Tenant has overreported Gross Revenue and that, as a result of said overreporting, Tenant has overpaid Percentage Rent, Landlord shall give Tenant credit against the next due installment of Rents due and owing by Tenant for the overpaid Percentage Rent (or, if at the end of the Term, Landlord shall pay such amount to Tenant within thirty (30) days after Tenant has delivered its certified statement of Gross Revenues to Landlord).

                                  ARTICLE XII
                               ADDITIONAL CHARGES

Section 12.1 - Status of Charges. As part of the Rents provided for by this Lease, Tenant agrees to pay to Landlord, as hereinafter provided, the "Additional Charges" as described in this Article and Article XIII for the purposes as hereinafter set forth. Such Additional Charges shall be subject to all provisions of this Lease and shall be deemed included as part of Rents due and owing hereunder.

Section 12.2 -  Common Area Maintenance Costs.

      (a) The term "Common Area Maintenance ('CAM') Cost" means the total of all items of cost related to maintaining, managing, operating, policing, securing, repairing, replacing, enhancing, insuring and protecting the Common Area, including but not limited to: all cost of maintaining, painting and upgrading facilities, fixtures and improvements, including but not limited to, parking decks or structures, cleaning, removal of trash, dirt and debris, snow and ice removal, sweeping and janitorial services; all such maintenance and construction work as shall be required to preserve and maintain the utility and appearance of the Common Area; lighting of outdoor areas, mall and service corridors; maintenance, repair and replacement of roof/roofs, and sprinkler systems; cost of plantings, landscaping and mall amenities, interior and exterior landscaping and supplies incidental thereto to include all seasonal and similar decorations plus the cost of all utilities utilized in connection therewith; costs of maintenance and repair of the system which heats, ventilates and air conditions the Enclosed Mall and Landlord's energy costs incurred in connection therewith; directional signs, shopping center signs, bumpers and other markers; installation, maintenance and repair of any security systems, fire protection systems, lighting and utility systems, and storm drainage systems; installation, maintenance, repair and replacement of disposal plants, lift stations, and retention ponds or basins; costs and expenses of payroll, payroll taxes and employee benefits of all management personnel, including without limitation managers, security and maintenance people, secretaries and bookkeepers; costs and expenses of operating, maintaining, repairing and replacing machinery and equipment used in the operation and maintenance of the Common Areas, and the personal property taxes and other charges incurred in connection with such machinery and equipment; management fees, costs and expenses of purchasing and maintaining in full force insurance (including, without limitation, liability insurance for personal injury, death and property damage, rent insurance, insurance against fire, extended coverage, theft or other casualties, all risk, difference in conditions, sprinkler, malicious mischief, vandalism, earthquake, flood, worker's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on or about the Common Areas, and plate glass insurance), costs and expenses enforcing any operating agreements pertaining to the Common Areas or any portions thereof, and any easement agreement, or reservation or any arbitration or judicial actions undertaken with respect to the same; costs and expense of policing/security, including uniforms, equipment and all supplies; cost of installation of any cost saving devices or equipment; all costs relating to separate employee parking areas, including but not limited to the cost of any shuttle services Landlord may provide and the cost of transportation services, depreciation of equipment and equipment buildings used in operating, maintaining and replacing the Common Areas and/or rent paid for the leasing of any such equipment or buildings; cost and expense for the rental of music program service and loudspeaker systems including furnishing electricity; services furnished by Landlord for nonexclusive use of all tenants on a non-profit basis including parcel pick up and delivery services and shuttle bus service; the cost of pest extermination; the cost of improvements not part of initial Shopping Center construction which are: (i) made to comply with laws, statutes or insurance requirements not in force at the time of such initial construction; or (ii) undertaken for the protection of the health and safety of occupants and customers of the Shopping Center; or (iii) made for the purpose of reducing CAM Costs and an administration cost in an amount not more than fifteen percent (15%) of the total cost and expense of all the foregoing. Notwithstanding the foregoing, it is understood and agreed that (i) the cost of any capital item shall be expensed by Landlord over such item's reasonably anticipated useful life in accordance with generally accepted accounting principals, consistently applied, (ii) as and to the extent that Landlord shall actually receive the same, CAM Costs shall not include any costs for which Landlord is reimbursed by insurance proceeds or condemnation awards or by the benefit of any available warranties, (iii) CAM Costs shall in no event include any costs as to which

Landlord is expressly required to indemnify Tenant, at Landlord's sole cost and expense, under any of the express provisions of this Lease, (iv) CAM Costs shall not include any taxes or other additional rent paid by Tenant to Landlord under any other provision of this Lease, and (v) CAM Costs shall not include costs or expenses for services offered specifically to a tenant or other tenants of the Shopping Center, but not to Tenant.

      (b) Tenant's Proportionate Share (as defined in Section 1.1(h)) of the CAM Costs shall be paid by Tenant to Landlord in equal monthly installments, in advance, on the first day of each calendar month during the Term of this Lease in an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the CAM Costs as estimated by Landlord for the fiscal year. The amount due for any partial fiscal year shall be prorated accordingly.

      (c) Within ninety (90) days after the end of Landlord's fiscal year (January 1 - December 31), Landlord shall furnish Tenant with a written statement in reasonable detail of the actual CAM Costs and the amount of Tenant's Proportionate Share thereof for the preceding fiscal year. Landlord reserves the right, however, to change its fiscal year at any time during the Term of this Lease upon reasonable prior notice to Tenant. If Tenant's Proportionate Share of the actual CAM Costs exceed the aggregate of Tenant's monthly payments, Tenant shall pay to Landlord any deficiency due within thirty
(30) days after receipt of said statement by Landlord. If Tenant's monthly payments have exceeded Tenant's Proportionate Share of the actual CAM Costs, any surplus paid by Tenant shall be credited against the next ensuing installment of Rents until such surplus is exhausted, unless such surplus has occurred during Tenant's last year prior to expiration of the Lease, in which event Landlord shall refund such excess to Tenant within thirty (30) days after determination of such surplus has been made. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

      The obligations of Landlord and Tenant to make the foregoing adjustment shall survive the expiration or earlier termination of this Lease.

      (d) Landlord shall keep at its principal offices, accurate books and records of the CAM Costs in accordance with generally accepted accounting practices consistently applied, and said records shall be open and available for examination at all reasonable times to Tenant, or Tenant representatives, upon reasonable notice to Landlord and not more than once per calendar year, for the purpose of ascertaining or verifying the CAM Cost. The results of any such audit shall be kept confidential by Tenant. All records shall be retained by Landlord for examination by Tenant for a period of at least two (2) years following the end of the fiscal year for which the records apply.

      (e) In the event an examination of the records of Landlord to verify CAM Cost shall disclose a deficiency in excess of two percent (2%) of the CAM Cost reported for any calendar year, Landlord agrees to pay to Tenant the reasonable costs and expenses of such audit. Any overpayment of CAM Cost shall be reimbursed to Tenant by Landlord and any underpayment shall be paid to Landlord by Tenant within thirty (30) days after the results of the audit.

Section 12.3 - Real Estate Taxes.

      (a) (i) The term "real estate taxes" shall mean all taxes, assessments, charges, levies, fees and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, but not limited to, assessments for off-site public improvements for the benefit of the Shopping Center, which shall be laid, assessed, levied, or imposed upon the Shopping Center or any part thereof and which are payable at any time during the term hereof, and all gross receipts taxes, rent taxes, business taxes and occupancy taxes, and shall include all of Landlord's reasonable out-of-pocket administrative costs and any and all costs, including reasonable attorney fees, incurred by Landlord in contesting or negotiating the taxes with any governmental authority (but less any reduction in real estate taxes as a result thereof), excepting only franchise, estate, inheritance, succession, capital levy, transfer, net income and excess profits taxes imposed upon Landlord and further excepting any penalties, fines or other amounts imposed as a result of any nonpayment, underpayment or late filing of any return in respect of any real estate tax by or on behalf of Landlord.

            (ii) The Rents to be paid under this Lease shall be paid to Landlord absolutely and without deduction for taxes of any nature whatsoever. Landlord and Tenant recognize and acknowledge that there may be changes in the current real property tax system and that there may be imposed new forms of taxes, assessments, charges, levies or fees, or there may be an .increase in certain existing taxes, assessments, charges, levies or fees placed on, or levied in connection with the ownership, leasing, occupancy or operation of the Shopping Center or the Premises. All such new or increased taxes, assessments, charges levies or fees which are imposed or increased as a result of or arising out of any changes in the structure of the real property tax system or any limitations on the real property taxes which can be assessed on real property including, but not limited to, any and all taxes, assessments, charges, levies and fees assessed or imposed due to the existence of this Lease (including any surcharge on the income directly derived by Landlord therefrom) or for the purpose of funding special assessment districts of the type funded by real property taxes, shall also be included within the meaning of "real estate taxes." With respect to any general or special assessment which may be levied against or upon the Premises or the Shopping Center and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in periodic installments, there shall be included within the meaning of "real estate taxes" with respect to any tax fiscal year only the amount currently payable on such bond for such tax fiscal year, or the periodic installment for such tax fiscal year.

            (iii) Tenant shall be responsible for payment of any type of tax, excise or assessment, (regardless of label or whether in the form of a rental tax, gross receipts tax, sales tax, business or occupation tax, use assessments, privilege tax, franchise tax, or otherwise, except any tax, excise or assessment which in substance is a net income or franchise tax that is based solely on Landlord's net income), which is levied, assessed or imposed at any time by any governmental authority upon or against the Premises, the use or occupancy of the Premises, the Rents payable by Tenant to Landlord, or otherwise with respect to the Landlord-Tenant relationship hereunder. Tenant shall pay the full amount of such tax, excise or assessment directly to the appropriate governmental authority, unless the applicable law expressly imposes solely on Landlord the duty to pay or collect such tax, excise or assessment, in which case Tenant shall pay the full amount of such tax, excise or assessment as part of the Rents due and payable under this lease to Landlord within twenty (20) days following receipt of Landlord's billing therefor. Notwithstanding that the applicable law may impose on Landlord the duty to pay or collect such tax, excise or assessment, it is understood and agreed that Tenant shall nevertheless be obligated to pay such tax, excise or assessment and Landlord shall be indemnified against and saved harmless from the same by Tenant. In the event (i) Tenant fails to timely pay such tax, excise or assessment and Landlord pays the same, or (ii) Landlord elects in its sole discretion to pay the same in advance, Tenant shall promptly reimburse Landlord for the amount thereof as part of the Rents due and payable under this Lease. The provisions of this paragraph shall also apply to any such tax, excise or assessment which may at any time replace or supplement any tax, excise or assessment described herein.

      (b) The Premises, its leasehold improvements and the underlying realty will not be separately assessed for tax purposes but instead will be assessed as part of a larger parcel or parcels of land and improvements comprising the Shopping Center. Accordingly, Tenant agrees to pay its Proportionate Share of said real estate taxes as set forth in Section 1.1(h). Tenant's Proportionate Share of real estate taxes shall be paid by Tenant to Landlord in equal monthly installments on the first day of each calendar month during the Term of this Lease, in an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of said real estate taxes as estimated by Landlord for the tax year. The amount due for any partial fiscal year shall be prorated accordingly.

      (c) Within ninety (90) days after Landlord's payment of the final installment of real estate taxes for each tax year, Landlord shall furnish Tenant with a written statement in reasonable detail showing the actual amount of the real estate taxes applicable to the Shopping Center and of Tenant's Proportionate Share thereof ("Actual Taxes"). If Tenant's Proportionate Share of the Actual Taxes exceed the aggregate of Tenant's monthly payments, Tenant shall pay to Landlord any deficiency due Landlord within thirty (30) days after receipt of said statement by Tenant. If Tenant's aggregate monthly payments exceed Tenant's Proportionate Share of the Actual Taxes, any surplus paid by Tenant shall be credited against the next ensuing monthly installment of Rent until such surplus is exhausted, unless such surplus has occurred during Tenant's last year prior to expiration of the Lease in which event Landlord shall refund such excess to Tenant within thirty (30) days after determination of such surplus has been made. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

      The obligations of Landlord and Tenant to make the foregoing adjustment shall survive the expiration or earlier termination of this Lease.

Section 12.4 - Marketing Fund.

      (a) During the term hereof, Landlord shall maintain a marketing fund ("Marketing Fund") which shall be used by Landlord to pay all costs and expenses associated with the formulation and carrying out of an ongoing program for the promotion of the Shopping Center, which program may include, without limitation, special events, shows, displays, signs, marquees, decor, seasonal events, advertising for the Shopping Center, promotional literature to be distributed within and outside the Shopping Center and other activities within the Shopping Center designed to attract customers.

      (b) In addition, Landlord may use the Marketing Fund to defray the costs of administration of the Marketing Fund, including, without limitation, the salary of a marketing director and related administrative personnel, rent and insurance.

      (c) Tenant shall make a contribution to the Marketing Fund in the amount set forth in Article I, Section 1.0(1), hereinafter referred to as "Tenant's Marketing Fund Contribution". Tenant's Marketing Fund Contribution shall be paid by Tenant in equal monthly installments, in advance, without deduction or set-off, on the first day of each calendar month. The amount due for all partial calendar years shall be prorated accordingly.

      (d) At the end of each calendar year or part thereof, Tenant's Marketing Fund Contribution shall be adjusted annually by a percentage equal to the percentage increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumers Price Index for all Urban Consumers, All Cities Average, Subgroup "all items" (1982-84=100) ("CPI-U") measured for the twelve (12) month period from the CPI-U published nearest to the RCD to the CPI-U published on the next succeeding anniversary thereof and thereafter for each twelve (12) month period between each succeeding anniversary thereof.

            If during the Term of this Lease, the U.S. Department of Labor, Bureau of Labor Statistics, ceases to publish a CPI-U, such other index or standard as will most nearly accomplish the aim and purpose of said CPI-U and the use thereof of the parties thereto, shall be selected by Landlord in its sole discretion in determining the amount of any such adjustment.

Section 12.5 - Security Deposit. Concurrently with its execution and submission of this Lease, Tenant shall deposit with Landlord and thereafter during the Term of the Lease shall maintain on deposit with Landlord, without interest, the sum set forth in Section 1.0(w) as security deposit for the full, prompt and faithful performance by Tenant of all of its obligations hereunder.

      It is also agreed between the parties herein as follows:

      (a) That such deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the security deposit so the same will be restored to its original amount;

      (b) That should the Premises be transferred by Landlord, the security deposit or any balance thereof may be turned over to Landlord's successor or transferee, and Tenant agrees to look solely to such successor or transferee for such application or return;

      (c) That Landlord or its successors shall not be obligated to hold the security deposit as a separate funds, but may commingle it with other funds; and

      (d) That if Tenant shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, the security deposit, or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the term of the Lease.

Section 12.6 - Grand Opening Marketing Assessment. In addition to the charges set forth in this Lease, Tenant shall pay to Landlord upon being billed, as an assessment for the initial opening of the Shopping Center, the amount set forth in Article I, Section 1.0(k). This sum shall be used for the purpose of defraying the promotional expense in connection with the initial opening of the Shopping Center and shall be paid by Tenant whether or not Tenant participates in or is open for business for the initial opening of the Shopping Center. Any portion of such assessment not actually expended in connection with such initial opening shall be retained in the Marketing Fund for subsequent expenditures.

                                  ARTICLE XIII

                            PREMISES UTILITY SERVICES

Section 13.0 - Status of Charges. As part of the Rents provided for by this Lease Tenant agrees to pay to Landlord, as hereinafter provided, the utility service charges which shall be deemed to be included as part of the Additional Charges described in Article XII.

Section 13.1 - Utilities. Landlord will provide at a point within reasonably close proximity to the Premises the facilities necessary to enable Tenant to obtain for the Premises water, electricity, telephone and sanitary sewer service, such facilities being more specifically described in Exhibit "GCS1.0". Tenant shall be solely responsible for payment or reimbursement to Landlord of all utilities and services provided to the Premises, including, without limitation, gas, heat, water, electricity, other power, air conditioning, telephone service, flora maintenance and preservation, oven and stove exhaust cleaning and air filter replacement services, premises cleaning service, interior window washing services, garbage disposal, pest control and sewerage services. Landlord may include a service charge of up to Twenty-Five Dollars ($25) per month in the cost of utilities billed directly by Landlord. Tenant shall also be responsible for and pay all connection or service fees in connection with the provision to the Premises of such utilities and services. All costs of providing meters or submeters shall be paid by Tenant. If applicable, Tenant shall pay all utility charges directly to the billing utility company by no later than the due date specified in any bill. Landlord may provide heating, chilled water and chilled air from a central plant to the Premises, in which case Tenant shall pay to Landlord (or the operator of the central plant, if applicable) Tenant's share of the cost of such services as reasonably determined by Landlord. Such share shall be paid to Landlord (or plant operator) by the first day of each and every month as additional rent.

Section 13.2 - Premises Heating, Ventilating and Air-conditioning System. Tenant is to provide its own equipment and facilities for heating, ventilating and air-conditioning the Premises ("Premises HVAC System") described in Exhibit "GCS1.0," and shall operate and maintain the same during the Term of this Lease and such equipment shall belong to Landlord at the expiration or earlier termination of this Lease.

Section 13.3 - Discontinuance of Service. Landlord reserves the right with thirty (30) days prior written notice to Tenant to cut off and discontinue water, electricity, air conditioning, heating, ventilating, and any or all other service without liability to Tenant, whenever and during any period in which bills for the same remain unpaid by Tenant. Any such action by Landlord shall not be construed by Tenant or any other party interpreting this Lease as an eviction or disturbance of possession of Tenant or an election by Landlord to terminate this Lease on account of such nonpayment. If such service is discontinued or disconnected by Landlord pursuant to this Section, any reconnection of such service shall be at Tenant's sole cost and expense.

Section 13.4 - Interruption of Service. Landlord shall not be liable to Tenant in damages or otherwise if any one or more of said utility services or obligations hereunder is interrupted or terminated because of necessary repairs, installations, construction and expansion, non-payment of utility charges due from Tenant, or by reason of governmental regulation, statute, ordinance, restriction or decree, or any other cause beyond Landlord's reasonable control. Landlord shall, however, use reasonable efforts to minimize the duration of any such interruption or termination of utility service and to minimized any interference with Tenant's business at the Premises resulting therefrom. Subject to the foregoing, no such interruption or termination of utility service shall relieve Tenant from any of its obligations under this Lease.

                                   ARTICLE XIV
                                      SIGNS

Section 14.1 - Tenant's Obligation. Tenant shall only erect such signs that have been approved by Landlord in accordance with Exhibit "GCS1.0" and requirements of all governmental authorities, and said signs shall be maintained in good condition by Tenant. Tenant shall obtain all permits and licenses for its sign(s). Tenant shall not exhibit or affix any other type of sign, decal, advertisement, notice or other writing, awning, antenna or other projection to the roof or the outside walls or windows of the Premises or the building of which the Premises are a part, without Landlord's approval, which approval Landlord shall not unreasonably withhold or delay. No movable displays or sales fixtures will be allowed in the Design Control Area (as defined in Exhibit "GCS 1.0") except behind the display windows or store closure.

Section 14.2 - Interior Signs and Advertising. Tenant further agrees that no advertising material of any kind except temporary price tags related to merchandise on display shall be placed within four (4) feet of any customer door or lease line of the Premises or on the surface of any display window or customer door. All window display advertising material and signs shall be in keeping in character and standards with the improvements within the Shopping Center as determined by Landlord and as more specifically described in Exhibit "GCS1.0," and Landlord reserves the right to require Tenant to correct any nonconformity. Any such display and signs shall only be related to merchandising of goods from the Premises.

                                   ARTICLE XV
                             REPAIRS AND ALTERATIONS

Section 15.1 - Repairs by Landlord.

      (a) Landlord shall keep the roof, structural portions, the exterior of the Premises, parking facilities and other Common Areas, in good and tenantable condition and repair during the Term of this Lease, subject to Section 12.2, provided, however, if the need for such repair is attributable to or results from the operation or acts of Tenant or its agents, or is Tenant's responsibility, then in such case Tenant does hereby agree to and shall reimburse Landlord for all costs and expenses incurred by Landlord with respect to such repairs.

      (b) As used in this Article the expression "structural portions and exteriors of the Premises" shall not be deemed to include store front or store fronts, plate glass, window cases or window frames, doors or door frames or alterations to the Premises required to comply with any governmental regulations or requirements, including, but not limited to, the Americans with Disabilities Act ("ADA"). It is expressly understood and agreed that Landlord shall be under no obligation to make any repairs, alterations, replacements or improvements to and upon the Premises resulting from compliance with the ADA or the mechanical equipment exclusively serving the Premises at any time.

      (c) Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of Landlord unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence said repairs within a reasonable period of time following receipt of Tenant's written notification, and has not diligently pursued said repairs to completion.

Section 15.2 - Repairs by Tenant.

      (a) It shall be Tenant's sole responsibility, at its own expense, to keep and maintain its storefront and the interior of the Premises in good condition and repair. All repairs to the Premises or any installation, equipment or facilities therein or thereabout, other than those repairs required to be made by Landlord pursuant to Section 15.1, shall be made by Tenant. Said repairs shall include but not be limited to all necessary painting and decorating, the maintenance, repair and replacement of the electrical, plumbing and sewer systems, under the floor and elsewhere which exclusively serve the Premises, storefronts, window and other glass, entrance and service doors and window frames, and any other mechanical or operational installations exclusively serving the Premises. All such repairs and replacements shall be in quality and class equal to the original work or item and shall be subject to Landlord's prior reasonable approval.

      (b) Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Premises except for any cause resulting from the negligence or intentional misconduct of Landlord or any employee, contractor or representative of Landlord. Landlord may insure, and keep insured, at Tenant's expense, all plate and other glass in the Premises for and in the name of Landlord. Bills for the premiums thereof shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Section 15.3 - Alterations and Remodeling.

      (a) Tenant, at its own expense, shall have the right, during the Term of this Lease, to make such interior alterations, changes and improvements to the Premises as Tenant may deem necessary for its use and business, provided, however, that any major remodeling of the interior in excess of Fifteen Thousand Dollars ($15,000) and any material or structural alterations to the Premises or changes in the electrical, heating, ventilating and air conditioning systems thereof shall not be made without Landlord's prior written consent. In addition, prior to the commencement of such work, Tenant, if required by Landlord, shall secure, at Tenant's expense, performance, labor and materials bonds satisfactory to Landlord for the full cost of such work. Landlord's approval of Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with the Requirements of governmental agencies or authorities as hereinafter described in Section
27.4. All such alterations, changes and improvements, except trade fixtures, shall become the property of Landlord upon installation and shall remain upon and be surrendered with the Premises upon expiration or earlier termination of this Lease. If any alteration costs in excess of Two Hundred Thousand Dollars ($200,000), Tenant shall deliver "as-built" plans to Landlord upon completion.

      (b) Tenant further agrees not to make any alterations, additions or changes to any storefront or exterior sign, the exterior walls or roof of the Premises, nor shall Tenant erect any second level or increase the size of same if one is initially constructed unless and until the prior written consent of Landlord shall first have been obtained. In no event shall Tenant make or cause to be made any penetration through the roof or the floor slab of the Premises without the prior written consent of Landlord. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Section.

Section 15.4 - Renovation. In the event that Landlord develops after five (5) years from the date of this Lease, a comprehensive renovation plan for the Shopping Center which may include structural changes to conform to revised design criteria or to new additions to the Shopping Center, Tenant agrees, at Landlord's sole cost, to redesign and reconstruct its store front and signs to conform to Landlord's revised design criteria. Landlord shall provide Tenant with revised design criteria and Tenant shall commence its renovation within ninety (90) days of receipt of said criteria and shall thereafter diligently pursue its completion.

Section 15.5 - Refurbishment. Without limiting Section 15.2 or Section 15.3, Tenant shall (a) maintain the Premises to a standard commensurate with all similar Movado stores in the United States and shall invest such additional capital in the Premises on an annual basis as is necessary to so maintain the Premises, and (b) keep the Premises and all of Tenant's personal property in a first-class condition and state of repair in keeping with the standards of the Shopping Center.

                                   ARTICLE XVI
                                      LIENS

Section 16.1 - Indemnification by Tenant. Tenant shall allow no liens to be filed against the Premises, the Shopping Center or the Resort as a result of work performed by, at the request or on behalf of Tenant. Tenant shall indemnify and save harmless Landlord against all loss, liability, costs, attorney's fees, damages or interest charges as a result of any mechanic's lien or any other lien caused to be filed against the Shopping Center, the Premises, the Resort or Tenant's leasehold estate therein as a result of acts or omissions of Tenant or its agents, contractors and employees, and Tenant shall, within thirty (30) days of the filing of any such lien and written notice given to Tenant, remove, pay or cancel said lien or secure the payment of any such lien or liens by bond or other security acceptable to Landlord.

Section 16.2 - Tenant's Right of Contest. Tenant shall have the right at all times and at its own expense to contest and defend on behalf of Tenant or Landlord any action involving the collection, validity or removal of such lien or liens, upon giving adequate security to Landlord for payment of such lien.

                                  ARTICLE XVII
                             INDEMNITY AND INSURANCE

Section 17.1 - Mutual Indemnification.

      (a) Tenant shall defend, indemnify and save Landlord harmless from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage arising from or out of all acts, failures, omissions or negligence of Tenant, its agents, employees or contractors which occur in the Premises, Common Areas or other parts of the Shopping Center, unless and to the extent such legal action, damages, loss, liability or other expense (including reasonable attorney fees) results from any act, omission or neglect of Landlord, its respective agents, contractors, employees or persons claiming through it.

      (b) Landlord shall indemnify and save Tenant harmless from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage, arising from or out of all acts, failures, omissions or negligence of Landlord, its agents, employees or contractors which occur in the Premises, Common Areas or other parts of the Shopping Center, unless and to the extent such legal action, damages, loss, liability or other expense (including reasonable attorney fees) results from any act, omission or neglect of Tenant, its respective agents, contractors, employees or persons claiming through it.

Section 17.2 - Tenant's Insurance. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, and during the Term of this Lease, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, naming as insureds Tenant, Landlord, Landlord's lenders and other parties with an insurable interest as designated by Landlord, in the amount specified and in the form hereinafter provided for with insurance companies authorized to do business in the state in which the Premises is located and rated A/VIII or better in the most current edition of Best's Insurance Report. All policies shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry.

      (a) Commercial General Liability Insurance. Tenant shall keep in full force and effect commercial general liability insurance, which shall include broad form property damage liability coverage, extended bodily injury coverage, advertising injury liability coverage, contractual liability coverage and independent contractors coverage, in the amount set forth in Section 1.0(n), adjusted annually for inflation, written on a combined single limit per occurrence basis for property damage, personal injury and bodily injury or death of one or more persons.

      (b) Boiler and Machinery Insurance. If applicable, Tenant shall maintain in full force and effect at all times during the Term of the Lease a policy(s) of boiler and machinery breakdown insurance covering all of its boilers, fired or unfired pressure vessels, heating, ventilating and air-conditioning units or any other mechanical equipment which may malfunction or cause damage to property or injury to persons that may be caused by or results from any equipment existing from time to time at the Premises, which equipment is used exclusively by Tenant, and if said coverage is not included within the policy(s) providing coverage for Tenant's alterations, improvements and betterments, pursuant to
Section 17.2(e), then said insurance shall be by separate policy in the amount set forth in Section 1.0(n).

      (c) Environmental Impairment Liability Insurance. Subject to the limitations imposed by Section 18.14, if Tenant uses, stores, handles, processes or disposes of "Hazardous Materials" (as hereinafter defined) in the ordinary course of its business, then Tenant shall maintain in full force and effect throughout the Term of this Lease, Environmental Impairment Liability Insurance with limits of not less than the amount set forth in Section 1.0(n), providing coverage for bodily injury, property damage or injury or damage of actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of Hazardous Materials, including any loss, cost or expense incurred as a result of any cleanup of Hazardous Materials or in the investigation, settlement or defense of any claim, suit, or proceedings against Landlord or its management company arising from Tenant's use, storage, handling, processing or disposal of Hazardous Materials.

            As used herein, the term "Hazardous Material" means those substances, chemicals and mixtures as may be defined as "hazardous substances," "hazardous materials", "toxic substances," "imminently hazardous chemical substance or mixture," "pesticide," "heavy metal," "hazardous air pollutant," "toxic pollutant," "toxic waste," "pollutant," "regulated substance," "asbestos," "asbestos containing material," "solid waste" "hazardous waste," "medical waste," or "radioactive waste" in any of the following acts, as now or hereafter amended; the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980,42 U.S.C. Sec. 9601 et seq, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 5901 et seq., the Federal Hazardous Substances Act, 15 U.S.C. Sec. 1261 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C. Sec. 7401, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq., the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. Sec. 11001 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Sec. 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., the statutes of the State of Nevada found currently at ch. 444, 445, 459, 477, 590, 618 or in the Uniform Fire Code, 1991 edition and the rules, orders and regulations now in effect or promulgated and effective hereafter pursuant to each respective law listed above as well as such other substances, materials and wastes which are regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations.

      (d) Liquor Liability Insurance. If Tenant distributes, sells, serves or furnishes alcoholic beverages in the ordinary course of its business, then Tenant shall maintain and keep in full force and effect throughout the Term of this Lease, Liquor Liability Insurance in an amount not less than $1,000,000 written on a combined single limit per occurrence basis.

      (e) Personal Property, Alterations, Improvements and Betterments. Tenant shall at all times during the Term hereof maintain in full force and effect a policy(s) of all risk insurance including coverage for sprinkler damage, vandalism and malicious mischief, covering all of Tenant's personal property, including alterations, improvements and betterments to the Premises now existing or to be added, to the extent of their full replacement costs as updated from time to time during the Term of this Lease. Landlord shall be the named loss payee under each such policy.

      The proceeds of Tenant's policy(s) to the extent of the cost of any damage or loss to the Premises, shall be used for the repair and replacement of the property damaged or destroyed. In the event of Tenant's failure to commence, within thirty (30) days of availability of insurance proceeds, and to diligently proceed to reconstruct or repair its portion of the damaged or destroyed Premises to its former condition prior to said casualty, then Landlord shall have the right to make all necessary repairs and if the insurance proceeds described above are not sufficient to cover the repairs, Tenant shall be liable for all additional costs in excess of such available insurance proceeds. However, it is expressly understood and agreed that Landlord shall be under no obligation to insure, reinstall, repair or replace any such alterations, additions, improvements or betterments. This paragraph is only applicable if the Lease is not terminated pursuant to Article XXII hereof.

      (f) Additional Hazards. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of all risk insurance coverage. Tenant agrees to pay any increase in premium for All Risk Coverage resulting from the keeping, use, sale or offering for sale of such prohibited articles that may be charged during the Term of this Lease for the amount of any insurance which may be carried by Landlord on the Premises. Said additional premiums shall be payable by Tenant to Landlord upon ten (10) days written notice to Tenant.

      (g) Blanket Policies. Tenant may maintain any of its required insurance coverages under blanket policies of insurance covering said Premises and any other premises of Tenant, or companies affiliated with

Tenant, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy.

      (h) Worker's Compensation. Tenant shall, at all times during the Term, maintain and pay all sums to the State Industrial Insurance System in order to be in compliance with their worker's compensation requirements or maintain adequate worker's compensation insurance in the event of that Tenant is permitted to be self-insured, together with Employer's Liability (Nevada Stop
Gap) in an amount not less than One Million Dollars ($1,000,000.00) for each injury, accident or illness. If self-insured, Tenant shall submit at least fourteen (14) days prior to the RCD and annually during the Term thereafter a certificate of compliance to Landlord confirming that Tenant has fulfilled its self-insurance requirements.

      (i) Business Interruption. Tenant shall, at all times during the Term, procure and maintain in full force and effect a policy of business interruption insurance in an amount not less than one hundred percent (100%) of the annual business interruption value and an extended period of indemnity clause for an additional three (3) months.

      (j) Other Policies. Tenant shall maintain such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) with respect to the Premises or Tenant's use or occupancy thereof as Landlord may reasonably request provided that such insurance and such amounts are then commonly insured against with respect to similar properties in Clark County, Nevada.

      (k) Policy(s) and/or Certificates of Insurance. The above mentioned policy(s) or certificate(s) of insurance are to be provided by Tenant to Landlord prior to occupancy and at least annually thereafter or as requested by Landlord. The coverage evidenced by the policy(s) or certificate(s) of insurance will be with insurance company(s) acceptable to Landlord and will be for a period of not less than one (1) year, and will provide that Landlord be given written notice thirty (30) days prior to the expiration, material alteration, cancellation, non-renewal or replacement of the existing policy(s), with the further understanding that should Tenant fail to furnish said notice or policies as is provided in this Lease, and at the times herein provided, Landlord may obtain such insurance and the premiums on such insurance shall be deemed to be an Additional Charge to be paid by Tenant to Landlord upon demand.

      (l) Notice of Loss. Tenant shall notify Landlord forthwith in the event of any damage to persons or property occurring on the Premises from fire, any other casualty, or serious injury.

Section 17.3 - Landlord's Insurance. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, and during the Term of this Lease, Landlord will carry and maintain, with regard to the Shopping Center, the following types of insurance, in the amounts specified and in the form hereinafter provided:

      (a) Commercial General Liability Insurance. Landlord shall keep and maintain in full force and effect commercial general liability insurance in an amount not less than $1,000,000, adjusted annually for inflation, written on a combined single limit per occurrence basis for property damage and personal and bodily injury or death of one or more persons.

      (b) Property Damage Insurance. Landlord shall, at all times, keep and maintain in full force and effect all risk policy(s) of insurance, including coverage for sprinkler damage, vandalism and malicious mischief, covering the roof, structural portions and perimeter walls of the Shopping Center and equipment (excluding Tenant's fixtures, merchandise, personal property, wall coverings, alterations, improvements, betterments and any other item included in Tenant's insurance) in an amount not less than full replacement cost (exclusive of the cost of excavations, foundations and footings) updated from time to time during the Term of this Lease or the amount of such insurance which Landlord's mortgage lender may require Landlord to maintain, whichever is the greater.

      (c) Blanket Policies. Landlord may maintain any of its required insurance under blanket policies of insurance covering the Premises and any other premises of Landlord or companies affiliated with Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

      All insurance maintained by Landlord pursuant to this Section 17.3 shall be a part of the CAM Cost.

Section 17.4 - Waiver of Subrogation. Notwithstanding anything to the contrary contained elsewhere in this Lease, neither Landlord nor Tenant shall be liable to the other party or to any insurance company insuring the other party by way of subrogated rights or otherwise, for any loss or damage caused by fire or any other hazard or peril covered by fire and extended coverage or all risk insurance, to the extent such loss or damage is covered by insurance (or where insurance was required by this Lease) to any building structure or other tangible property, or any resulting loss of income, even though such loss or damage may have been occasioned by the negligence of such party, its agents or employees.

Section 17.5 - Landlord Not Responsible for Acts of Others. Landlord shall not be responsible or liable to Tenant, or those claiming by, through or under Tenant, for any loss or damage to their person or property resulting from the acts or omissions of persons occupying space adjoining or adjacent to the Premises or connected to the Premises or any other part of the Shopping Center caused by but not limited to events such as breaking or falling of electrical cables and wires, the breaking, bursting, stoppage or leaking of water, gas, sewer or steam pipes.

                                  ARTICLE XVIII
                          GENERAL RULES AND REGULATIONS

Section 18.1 - Uniformity. Landlord reserves the right, at any time and from time to time for the general welfare of the Shopping Center, the avoidance of nuisance and the maintenance of a good reputation, safety, order and cleanliness in the Premises and at the Shopping Center, to impose reasonable rules and regulations of generally uniform application governing the conduct of tenants and the use of the Common Areas in the Shopping Center. Tenant agrees to comply with such rules and regulations imposed by Landlord as if they had existed and been attached hereto at the time of execution of this Lease.

Section 18.2 - Rubbish. Tenant agrees to maintain the Premises, at its expense, free and clear of all rubbish, garbage or trash in the containers permitted and/or required by Landlord. Tenant, at its own expense, shall dispose of all said rubbish as directed by Landlord. In the event Tenant requires the services of a trash compactor, it agrees to arrange for and coordinate said services through Landlord's mall manager. If Tenant is required to use the Shopping Center's trash compactor service, the charge for such service shall be competitive with the prevailing market rate for such services.

Section 18.3 - Lighting. Tenant agrees to keep the windows of the Premises properly displayed and the Premises signs and external lights, where specifically permitted, properly illuminated during the hours as established by the rules and regulations of Landlord for the Shopping Center.

Section 18.4 - Merchandise Display, Loading and Unloading. Tenant agrees not to display merchandise outside the Premises, and to load, unload or deliver goods and merchandise only at such times and in such areas and through such entrances as shall be designated by Landlord.

Section 18.5 - Obstruction of Passageways. Tenant agrees not to obstruct the passageways, driveways, approachways, walks, roadways, exits and entries in, to, from and through the Common Areas and all other parts of the Shopping Center used in common with other tenants.

Section 18.6 - Employee Parking. Tenant and its employees shall park their cars only in such areas designated for the purpose by Landlord. Tenant shall furnish Landlord with state automobile license numbers assigned to cars used by Tenant's employees within five (5) days after taking possession of the Premises and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. If Tenant or its employees shall fail to park their cars in the designated parking areas, then, without limiting any other remedy which Landlord may pursue in the event of Tenant's default, Landlord, after giving notice to Tenant, shall have the right to charge Tenant, as an Additional Charge, the sum of Thirty Dollars ($30.00) per day per car parked in violation of the provisions of this Section. Tenant shall notify its employees in writing of the provisions of this Section.

      Landlord may, in its sole discretion, arrange for off-site parking and a shuttle service to the Shopping Center. The cost for such service shall be included in the CAM Cost.

Section 18.7 - Interference With Other Tenants. Tenant shall not do, permit or suffer anything to be done, or kept upon the Premises that will obstruct or interfere with the rights of other tenants, Landlord or the patrons and customers of any of them, or which will or would be likely to cause a nuisance to any of them or their patrons or customers by reason of unreasonable noise, odor, vibration, or otherwise, nor will Tenant commit or suffer any act which would result in the diminishment of the good will of the Resort, the Landlord or the Tenant or in any way reflect the Resort, the Landlord or the Tenant in an negative manner within the business and consumer community.

Section 18.8 - Security. Tenant acknowledges that Landlord's security department and security officers are not responsible for providing security services in the Premises and that all such responsibility is the obligation of Tenant. In no event shall Landlord be liable to Tenant or any third-party for the security department's failure to respond to a request for aid or assistance by Tenant.

Section 18.9 - Employee Areas. Tenant shall not cause or permit its employees or agents to enter upon those areas of the Resort which are designated "Employees Only".

Section 18.10 - Tenant Conduct. Tenant acknowledges that Landlord and its affiliates have a reputation for offering high-quality entertainment and/or services to the public, and that it and its affiliates are subject to regulation and licensing, and desire to maintain their reputation and receive positive publicity. Tenant therefore agrees that throughout the Term of this Lease, it and its officers, directors, shareholders, employees and agents will not conduct themselves in a manner which is contrary to the best interests of Landlord, nor in any manner that adversely affects or is detrimental to Landlord or its affiliates, and will not directly or indirectly make any oral, written or recorded private or public statement or comment that is disparaging, critical, defamatory or otherwise not in the best interests of Landlord. Landlord shall use its good faith business judgment in determining whether Tenant's conduct or that of its officers, directors or management adversely affects Landlord or its affiliates.

Section 18.11 - Gaming. No slot machine, video gaming device or other gambling game shall be permitted on the Premises.

Section 18.12 - Prohibited Advertising. Landlord shall have the right to prohibit any advertising, promotion or display by Tenant which, in Landlord's reasonable opinion, impairs or would tend to impair the reputation of Landlord, the Shopping Center, and the Resort or its desirability as a location as a resort, hotel, casino, restaurant, retail or other commercial space, and upon written notice from Landlord Tenant shall immediately refrain from and discontinue such advertising. Upon written request of Landlord, Tenant shall provide Landlord a tangible specimen of advertising material relating to the Premises prior to publishing or otherwise displaying such advertisements in any manner, whether through print media, electronic media, over or through the Internet or through any other means now known or hereafter developed.

Section 18.13 - Resort References. Tenant, at its sole expense, agrees to refer to the Shopping Center and the Resort only by such name as permitted by Landlord in designating the location of the Premises in all newspaper or other advertising, stationery, other printed materials and all other references to location and to include the address and identity of its business activity in the Premises in all advertisements made by Tenant in which the address and identity of any other business activity of like character conducted by Tenant within the Las Vegas metropolitan area shall be mentioned. Tenant agrees Landlord may include a reference to Tenant's tradename listing Tenant as one of the tenants of the Shopping Center in advertising and marketing of the Shopping Center and Resort.

Section 18.14 - Prohibited Uses. Tenant shall not, without prior written consent of Landlord, sell, or suffer to be kept, used or sold in, upon or about the Premises any gasoline, distillate or other petroleum products or any other substance or material of an explosive, inflammable or radiological nature, in such quantities as may be prohibited by any such insurance policy or any Hazardous Material or any other substance that may endanger any part of the Resort or its occupants, business patrons or invitees. Notwithstanding anything to the contrary in the foregoing, Tenant shall not use, store, transport, manufacture, process, treat, discharge or release any Hazardous Material from in, on or about the Premises in violation of the Environmental Laws.

Section 18.15 - Employee Drug Testing. Tenant shall require pre-employment drug testing of all employees (other than persons employed by Tenant as of the date hereof) at Tenant's sole cost and expense.

                                   ARTICLE XIX
                     SUBORDINATION AND ATTORNMENT BY TENANT

Section 19.1 - Subordination of Lease. This Lease and the estate of Tenant hereunder shall be subject and subordinate to any ground lease, deed of trust, mortgage lien or charge or any reciprocal easement agreement or other operating agreement which now encumber or which at any time hereafter may encumber the

Premises (such ground lease, deed of trust, mortgage lien or charge, or any reciprocal easement agreement or other operating agreement and any replacement, renewal, modification, consolidation or extension thereof being hereinafter referred to as an "Encumbrance"). Any Encumbrance shall be prior and paramount to this Lease and to the right of Tenant hereunder and all persons claiming through and under Tenant, or otherwise, in the Premises. Tenant's acknowledgment and agreement of subordination provided for in this Section shall be self-operative and no further instrument of subordination shall be required. However, Tenant, on Tenant's behalf, and on behalf of all persons claiming through and under Tenant, covenants and agrees that, from time to time at the request of Landlord or the holder of any Encumbrance, Tenant will execute and deliver any necessary or proper instruments or certificates reasonably necessary to acknowledge or confirm the priority of the Encumbrance over this Lease and the subordination of this Lease thereto or to evidence Tenant's consent to any Encumbrance. Notwithstanding the foregoing, any holder of an Encumbrance may elect to the extent possible that this Lease shall have priority over such Encumbrance and, upon notification of such election by the holder of such Encumbrance, this Lease shall be deemed to have priority over such Encumbrance, whether this Lease is dated prior to or subsequent to the date of such Encumbrance. Notwithstanding the foregoing, the subordination of this Lease to any Encumbrance under this Section 19.1 shall only be effective if the holder of such Encumbrance (a "Superior Mortgagee") executes and delivers to Tenant a non-disturbance agreement, the form of which shall be (a) the Superior Mortgagee's standard form if the Superior Mortgagee is an institution, or (b) a commercially reasonable form if the Superior Mortgagee is not an institution. Tenant shall execute and deliver to any Superior Mortgagee any such non-disturbance agreement requested by such Superior Mortgagee within ten (10) days of such Superior Mortgagee's request therefor.

Section 19.2 - Attornment by Tenant. Tenant agrees that if the holder of any Encumbrance or any person claiming under said Encumbrance shall succeed to the interest of Landlord in this Lease, Tenant shall recognize and attorn to said holder as Landlord under the terms of this Lease. Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect or notice of such attornment and failure of Tenant to execute any such document or instrument on demand shall constitute a default by Tenant under the terms of this Lease.

                                   ARTICLE XX
                               RIGHTS OF LANDLORD

Section 20.1 - Landlord's Right to Repair. Landlord, or its authorized agents, after reasonable prior written notice to Tenant and at reasonable times, may go upon and inspect the Premises or any portion of the Shopping Center and, if Tenant has failed to commence such repairs within fifteen (15) days following receipt of written notice from Landlord, may make those needed repairs which are Tenant's obligation to perform and which Tenant has failed to do. Said work performed shall be chargeable to Tenant and shall be due and payable within fifteen (15) days following receipt of Landlord's billing.

Section 20.2 - Landlord's Right to Affix Sign. Landlord has a right to install or place upon, or affix to the roof and exterior walls of the Premises equipment, non-competitive signs, displays, antennas and any other object or structure of any kind, provided the same shall not materially impair the structural integrity of the building or interfere with Tenant's occupancy or materially impair access to or visibility of the Premises.

Section 20.3 - Landlord's Right to Make Payments on Behalf of Tenant. Landlord has a right to make payments on behalf of Tenant where Tenant defaults in its payments or obligations under the terms of this Lease and such default continues for more than five (5) days after Landlord notifies Tenant of such default. Said payments by Landlord shall be considered as an Additional Charge and be due and payable within ten (10) days following receipt of Landlord's billing.

                                   ARTICLE XXI
                            ASSIGNMENT AND SUBLETTING

Section 21.1 - Landlord's Consent Required.

      (a) Landlord has entered into this Lease with Tenant in order to obtain the benefit for the Shopping Center of the unique attraction of the trade name set forth in Article I and of the unique merchandising mix and product line associated with the business operated by Tenant under such trade name. In entering into this Lease, Landlord has specifically relied on the identity and special skill of Tenant in its ability to conduct the business identified in
Article I. Accordingly Tenant shall not mortgage, pledge, encumber, franchise, assign or in any manner transfer this Lease, voluntarily or involuntarily, by operation of law or otherwise, nor sublet all or any part of the Premises for the conduct of any business by any third person or business entity, or for any purpose other than is herein authorized without Landlord's prior written consent which shall not be unreasonably withheld or delayed by Landlord.

      (b) Any consent by Landlord to any assignment or subletting, or other operation by a concessionaire, or licensee, shall not constitute a waiver of the necessity for such consent under any subsequent assignment or subletting or operation by a concessionaire or licensee.

      (c) Reference anywhere else in this Lease to an assignee or subtenant shall not be considered as a consent by Landlord to such assignment or subletting nor as a waiver against the same except as specifically permitted in this Section.

Section 21.2 - Insolvency Proceedings. In the event an assignment of the Premises is caused by operation of law due to Tenant's voluntary or involuntary insolvency proceedings under the Bankruptcy Reform Act of 1978 as amended, said assignment shall be subject to any and all conditions contained in Section 365 of said Act or any other section pertaining to the termination, assumption, assignment and rejection of executory contracts for leases.

Section 21.3 - Return of Premises by Tenant. Prior to or simultaneously with any request by Tenant for consent as required in this Article XXI to assign this Lease or sublet the whole of the Premises, Tenant shall, by written notice and without charge of any kind, offer the return of the Premises to Landlord herein. Landlord, within sixty (60) days of receipt of said written notice, shall have the option to accept the Premises without further liability upon Tenant as to the terms of this Lease or reject said offer and permit Tenant to assign or sublet the Premises subject to the conditions of this Article XXI.

Section 21.4 - Transfer of Ownership.

      (a) In the event that Tenant is a "closely-held" entity (meaning a corporation which is not listed on a national security exchange as defined in the Securities Exchange Act of 1934 and as amended or the NASDAQ National Market), a change in the "control" of Tenant ("control" meaning the ownership or control of more than fifty percent (50%) of Tenant's ownership interests) without Landlord's prior written consent (other than the transfer of all of the outstanding stock of Tenant, or of an entity that wholly owns Tenant) shall constitute an attempted assignment in violation of this Lease and shall at Landlord's election: (x) be deemed to be a default under this Lease; (y) be deemed to be an offer of return of the Premises to Landlord pursuant to Section 21.3; or (z) be deemed to be null and void and of no effect.

      (b) Notwithstanding the foregoing provisions, Tenant shall have the right to assign or otherwise transfer this Lease or sublease the entire Premises (but not part of the Premises), to its parent or to a wholly owned subsidiary or to an entity which is wholly owned by the same entity which wholly owns Tenant, provided, however, that (i) Tenant shall also remain primarily liable for all obligations under this Lease, (ii) the transferee shall, prior to the effective date of the transfer, deliver to Landlord, instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form acceptable to Landlord, (iii) no Event of Default shall have occurred and be occurring, and
(iv) Tenant's right to make such transfer is expressly conditioned on, and shall remain in effect only as long as the transferee maintains its relationship as parent or wholly owned subsidiary of Tenant or wholly owned subsidiary of Tenant's parent. Any transfer of other ownership interests of such parent or subsidiary transferee shall be deemed a change in the control of Tenant and governed by the provisions of Section 21.4(a) unless such parent or subsidiary transferee is not a closely-held entity. Tenant shall also have the right to assign or otherwise transfer this Lease or the entire Premises (but not part of the Premises), to any purchaser of substantially all of the assets of Tenant comprising Tenant's retail operations.

Section 21.5 - Transfer of Other Business Interests. If Tenant is a partnership, general or limited, or any other type of business entity other than a corporation, and if at any time during the Term hereof, the person or persons who at the time of the execution of this Lease owns or own the general partners' interest of a limited partnership or owns a controlling partnership interest in a general partnership, or a majority share of any other business entity other than a corporation, ceases to own such interest, such cessation of ownership shall constitute an assignment of this Lease for all purposes of this Section (except as a result of transfers by bequests or inheritance).

Section 21.6 - Acceptance of Rent by Landlord. If this Lease be assigned, or if the Premises, or any part thereof, be subleased or occupied by anybody other than Tenant with or without Landlord's consent, Landlord may collect from assignee, subtenant or occupant, any Rent or other charges payable by Tenant under this Lease and apply the amount collected to the Rents herein reserved, but such collection by Landlord shall not be deemed a waiver of the provisions of this Lease, nor an acceptance of this assignee, subtenant or occupant, as a tenant of the Premises.

Section 21.7 - No Release of Tenant's Liability. No assignment or subletting or any other transfer by Tenant, either with or without Landlord's consent, required or otherwise, during the Term of this Lease shall release Tenant from any liability under the terms of this Lease nor shall Tenant be relieved of the obligation of performing any of the terms, covenants and conditions of this Lease.

Section 21.8 - Legal Fees. In each instance where Landlord's consent to an assignment or subletting is requested by Tenant, Tenant acknowledges and agrees that Landlord shall not be deemed to be acting unreasonably if Landlord, as one of its conditions to the granting of such consent, should require Tenant to pay the reasonable attorney's fees incurred by Landlord, its outside counsel, if any, or counsel for Landlord's lender if such lender's consent should be required, in the preparing, reviewing, negotiating and/or processing of documentation in connection with the requested assignment or subletting irrespective of whether or not consent is given to such assignment or subletting.

                                  ARTICLE XXII
                              DAMAGE OR DESTRUCTION

Section 22.1 - Landlord's Obligation to Repair and Reconstruct.

      (a) If the Premises shall be partially damaged by fire or other casualty insurable under standard extended coverage insurance but are not thereby rendered unsuitable for the purposes contemplated hereunder in any manner, Landlord shall cause the Premises to be repaired subject to Subsections (c) and
(d) herein and Section 22.2, and the Fixed Minimum Rent and Additional Charges shall not be abated. If by reason of such occurrence the Premises shall be rendered unsuitable for the purposes contemplated hereunder only in part, Landlord shall cause the Premises to be repaired subject to Subsections (c) and
(d) herein and Section 22.2, and the Fixed Minimum Rent and Additional Charges shall be abated proportionately as to the portion of the Premises rendered unsuitable for the purposes contemplated hereunder until the earlier to occur of sixty (60) days after Landlord's restoration work has been substantially completed or the date the Premises so repaired has reopened for business.

      (b) Subject to Section 22.2, if the Premises shall be rendered wholly unsuitable for the purposes contemplated hereunder by reason of such occurrence and the remainder of the term of the Lease (hereinafter called the "residual term") is two (2) Lease Years or more, Landlord shall cause the Premises to be repaired in accordance with Subsection (c) herein (subject to reasonable delays occasioned by adjustment of losses with insurance carriers or for any cause beyond Landlord's control), and the Fixed Minimum Rent and Additional Charges shall be abated until the earlier to occur of sixty (60) days after Landlord's restoration work has been substantially completed or the date the Premises so repaired has reopened for business.

      (c) If Landlord is required or elects to repair or reconstruct the Premises under the provisions of this Article XXII, its obligation shall be limited to those repairs to the Premises which were Landlord's obligation to perform for Tenant at the commencement date of this Lease. Tenant, at Tenant's expense, shall promptly perform all repairs and restoration not required to be done by Landlord and shall promptly refixture and reconstruct the Premises and recommence business in all parts thereof.

      (d) Tenant shall not be entitled to any compensation or damages, other than stated herein, from Landlord for the loss of the use of the whole or any part of the Premises or damage to Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

Section 22.2 - Landlord's Option to Terminate. If (1) the Premises are rendered wholly untenantable, or damaged as a result of any cause which is not covered by Landlord's insurance; (2) the Premises are damaged or destroyed in whole or in part during the last two (2) Lease Years of the Term; or (3) the Shopping Center or Resort is damaged to the extent of ten percent (10%) or more of the cost of replacement, then in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the Lease shall terminate as of the date of such notice, and Fixed Minimum Rent and Additional Charges shall be adjusted as of the date of such termination.

      Tenant hereby waives any statutory rights of termination which may arise out of partial or total destruction of the Premises which Landlord is obligated to restore.

Section 22.3 - Demolition of Landlord's Building. If the Shopping Center is so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish a portion of the said Shopping Center, including the Premises, for the purpose of reconstruction, Landlord may demolish the Premises, in which event Tenant's Fixed Minimum Rent and Additional Charges shall be abated until the earlier to occur of sixty (60) days after Landlord's restoration work has been substantially completed or the date the Premises so restored has reopened for business.

                                  ARTICLE XXIII
                                  CONDEMNATION

Section 23.1 - Effect of Taking.

      (a) In the event that the whole or any part of the Premises shall be taken for public or quasi-public use or condemnation under eminent domain, this Lease shall terminate as to the part so taken on the date possession is yielded to the condemning authority, and, at Tenant's option upon notice to Landlord within thirty (30) days of such taking, shall terminate entirely if the part so taken exceeds ten percent (10%) of the Premises GLA.

      (b) In the event that any portion of the Resort, Shopping Center or Common Areas is taken and such taking substantially impairs access to or the usefulness of the Premises for the purposes hereinbefore granted to Tenant, either party may terminate the Lease by written notice within thirty (30) days prior to the actual physical taking.

      (c) For the purposes of this Article, a voluntary sale, conveyance or deed in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

      (d) If this Lease has not been terminated as above provided following any of such actual takings, then Landlord shall, at its expense, make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remaining Premises a complete architectural unit and a proportionate allowance shall be made in the Fixed Minimum Rent and Additional Charges based on the proportion of the Premises remaining as compared to the original Premises.

Section 23.2 - Compensation and Awards. All compensation awarded for any taking of the fee and the leasehold, or any part thereof, shall belong to and be the property of Landlord. Tenant hereby assigns to Landlord all right, title and interest of Tenant in and to any award made for leasehold damages and/or diminution in the value of Tenant's leasehold estate. Tenant shall have the right to claim such compensation as may be separately awarded or allocated by reason of the cost or loss to which Tenant might be put in removing Tenant's merchandise, fixtures, leasehold improvements and equipment. Compensation as used in this Section shall mean any award given to Landlord for such taking in excess of, and free and clear of, all prior claims of the holders of any mortgages or other security interests.

Section 23.3 - Condemnation or Breach of Lease. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment.

      Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

                                  ARTICLE XXIV
                                     DEFAULT

Section 24.1 - Events of Default. Each of the following shall be considered an "Event of Default" and shall give rise to and entitle Landlord to the remedies provided for in Section 24.2, as well as any and all other remedies, whether at law or in equity, provided for or otherwise available to Landlord or as otherwise provided for in this Lease:

      (a) Tenant shall default in the payment of any Rents or charges, or in the payment of any other sums of money required to be paid by Tenant to Landlord under this Lease, or as reimbursement to Landlord for sums paid by Landlord on behalf of Tenant in the performance of the covenants of this Lease, and said default is not cured within ten (10) days after receipt of written notice thereof from Landlord.

      (b) Tenant shall default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in the above section (a) and such default is not cured within thirty (30) days after written notice thereof given by Landlord, excepting such defaults that cannot be cured completely within such thirty (30) day period providing Tenant, within said thirty (30) day period, has promptly commenced to proceed with diligence and in good faith to remedy such default.

      (c) In the event Tenant or any related or affiliated entity thereof, shall at any time during the term hereof be a party to a lease or leases with Landlord for other space(s) in the Shopping Center, then if there shall exist a default in either this Lease or said other lease(s) such default shall be deemed a default under all of said leases, pursuant to which default Landlord may take appropriate action hereunder.

      (d) There is commenced any case in bankruptcy against the original named Tenant, any assignee or subtenant of the original named Tenant, any then occupant of the Premises or any guarantor of all or any of Tenant's obligations hereunder (collectively "Key Persons") or an order for relief is entered with respect to any Key Person or there is appointed a receiver or trustee to take possession of any of the assets of any Key Person or the Premises or any Key Person applies for or consents to such appointment, or there is a general assignment by any Key Person for the benefit of creditors, or any action is taken by or against any Key Person under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect or any property of any Key Person is taken or seized under levy of execution or attachment, or any Key Person admits in writing its inability to pay its debts as they mature.

      (e) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process.

      (f) Tenant should vacate or abandon the Premises or shall fail to operate its business on the days and hours required, or fails to continuously occupy and conduct Tenant's business in the Premises.

All cure periods provided in this Lease shall run concurrently with any periods provided by law.

Section 24.2 - Remedies and Damages.

      (a) If any Event of Default occurs, Landlord may, at its option and in addition to any and all other rights or remedies provided Landlord in this Lease or at law or equity, immediately, or at any time thereafter, and without demand or notice (except as provided herein):

            (i) without waiving the Event of Default, apply all or part of the security deposit, if any, to cure the Event of Default and Tenant shall on demand restore the security deposit to its original amount;

            (ii) without waiving such Event of Default, apply thereto any overpayment of Rents to curing the Event of Default in lieu of refunding or crediting the same to Tenant;

            (iii) if the Event of Default pertains to work or other obligations (other than the payment of Rents or Additional Charges) to be performed by Tenant, without waiving such Event of Default, enter upon the Premises and perform such work or other obligation, or cause such work or other obligation to be performed, for the account of Tenant; and Tenant shall on demand pay to Landlord the cost of performing such work or other obligation plus fifteen percent (15%) thereof as administrative costs;

            (iv) declare the term of this Lease ended and re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises.

      (b) Notwithstanding any termination of this Lease or termination of Tenant's rights to possession, whether by summary proceedings or otherwise, Tenant shall pay and be liable for (on the days originally fixed herein for the payment thereof) the several installments of Rent as if this Lease had not been terminated and as if Landlord had not entered and whether the Premises are relet or remain vacant in whole or in part, but in the event the Premises is relet by Landlord, Tenant shall be entitled to a credit in the net sum of Rents received by Landlord in reletting after deduction of all expenses incurred in reletting the Premises, and in collecting such Rents.

      (c) In the event of a reletting, Landlord may apply the rent therefrom first to the payment of Landlord's reasonable expenses including but not limited to attorney's fees incurred, expense of reletting, repairs, brokerage fees, subdividing, renovation or alteration of the Premises and then to the payment of Rent and all other sums due from Tenant hereunder, and Tenant shall remain liable for any deficiency.

      (d) In computing damages or rental due under this Lease, the value of the Percentage Rent for any period subsequent to the termination of this Lease, or the termination of Tenant's right of possession, shall be included and shall be an amount per year equal to one-third of the total Percentage Rent chargeable to Tenant for the last three (3) full years immediately preceding such termination, and if less than three (3) full years shall have elapsed, such value shall be an amount per year equal to the average yearly Percentage Rent theretofore payable by Tenant.

      (e) Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to mitigate its damages resulting from any Event of Default.

Section 24.3 - Repeated Default.

      (a) Notwithstanding anything to the contrary set forth in this Lease, if Tenant shall be in default in the timely payment of any Rents due Landlord from Tenant or the payment of any other money due Landlord from Tenant under the terms of this Lease, or in the timely reporting of Gross Revenue as required by
Section 11.5 of this Lease and any such default shall be repeated two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such default shall have been cured within the period after notice, as provided in this Lease, any further similar default within said twelve (12) month period shall be deemed to be a "Repeated Event of Default."

      (b) In the event of a Repeated Event of Default, Landlord, without affording Tenant an opportunity to cure such Repeated Event of Default may terminate this Lease forthwith on notice to Tenant.

Section 24.4 - Waiver of Rights of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation, by Tenant, of any of the covenants or conditions of this Lease, or otherwise.

Section 24.5 - Removal of Tenant. Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and storage of any such property, whether of Tenant or any third party whomsoever. Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other sum of money thereafter to accrue hereunder, or Tenant's liability for damages under any of the provisions hereof, by any such reentry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have specifically, with reference to this Section 24.5, notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants and agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability of Tenant hereunder to Landlord.

Section 24.6 - Default by Landlord. In the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord's part to be kept or performed, Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to Landlord and Landlord's lender of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within thirty (30) days of receipt of said notice. Notwithstanding any other provision hereof, Tenant agrees that if the default complained of in the notice provided for by this Section is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within said thirty (30) day period (or Landlord's lender in a longer reasonable time) shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

                                   ARTICLE XXV
                                   COMPETITION

Section 25.1 - Restriction on Tenant. Tenant agrees that for as long as this Lease shall remain in effect, neither Tenant, nor any affiliate of Tenant, shall directly or indirectly operate, manage, or have any ownership interest in any business (unless such business is already in operation on the date of this Lease or is a wholesale business) which is substantially similar or in competition with the use set forth in Section 1.0(t) ("Competing Store"), within a radius of five (5) miles from the perimeter of the Shopping Center ("Restricted Area").

Section 25.2 - Imposition of Damages. In the event that Tenant shall violate this covenant, Landlord may, at its option (provided the Occupied Center GLA is at least seventy percent (70%) of the aggregated Shopping Center GLA (excluding second level space)), without limiting Landlord's remedies, effective as of the date such Competing Store opens for business within the Restricted Area, pursue any and/or all of the following remedies in its sole and absolute discretion:
(i) include seventy-five percent (75%) of the Gross Revenues of the Competing Store(s) in the Gross Revenues generated from the Premises for the purpose of computing Percentage Rent due hereunder; or (ii) increase Tenant's Fixed Minimum Rent to the average of the annual "effective" (aggregate of Fixed Minimum Rent and Percentage Rent) rent paid by Tenant to Landlord during the immediately preceding two (2) Lease Years; or (iii) increase Tenant's Fixed Minimum Rent then in effect as well as any future increases in Fixed Minimum Rent by fifty percent (50%).

                                  ARTICLE XXVI
                                     NOTICES

Section 26.1 - Notices to Tenant and Landlord. Any and all notices and demands by or from Landlord to Tenant, or by or from Tenant to Landlord, required or desired to be given hereunder shall be in writing and shall be validly given or made if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or if delivered by a nationally recognized next day delivery courier service. If such notice or demand be served by registered or certified mail or by courier service in the manner provided, service shall be conclusively deemed given the first business day delivery is attempted or upon receipt, whichever is sooner. Notices shall be addressed in accordance with Section 1.0(v) above. Either party may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

Section 26.2 - Notices to Mortgagee. Tenant shall give Landlord's mortgagee ("Mortgagee") written notice of any alleged default which could give rise to Tenant's termination of the Lease or expenditure of money on behalf of Landlord. Such Mortgagee shall also be given an appropriate time to cure such default including the opportunity to obtain possession of Landlord's interest, if necessary, to cure the default. Landlord shall notify Tenant in writing of any change in the Mortgagee for the Shopping Center.

                                  ARTICLE XXVII
                                  MISCELLANEOUS

Section 27.1 - Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rents herein stipulated shall be deemed to be other than on account of the earliest stipulated Rents, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rents be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rents or pursue any other remedy provided for in this Lease or available at law or in equity.

Section 27.2 - Complete Agreement. The parties hereto acknowledge that all of the terms and covenants contained herein were reviewed by both parties and/or their counsel hereto and all negotiations, consideration, representations, inducements and understandings between the parties are incorporated herein, and may be modified or altered only by agreement, in writing, between the parties. This Lease contains the entire agreement between the parties hereto, and no agent, representative, employee or officer of Landlord has or had authority to make or has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth. No present or past dealings or custom between the parties shall be permitted to contradict or modify the terms hereof. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto. Unless otherwise expressly set forth in writing herein, Tenant acknowledges that there are no agreements, promises, representations, warranties or covenants by Landlord or its agents or employees as to the following types of matters, including, without limitation: (i) exclusive rights to sell goods and/or services; (ii) limitations on or restrictions against competing businesses in the Shopping Center; (iii) the future opening of other stores or businesses; (iv) expected per square foot or total sales from the Premises; (v) type or quality of existing or prospective tenants located or to be located in the Shopping Center; (vi) work to be performed by Landlord in improving Tenant's Premises; (vii) contribution by Landlord towards Tenant's leasehold improvement costs; (viii) that Tenant's annual Proportionate Share of CAM Costs or real estate taxes will not exceed a certain amount per square foot of Premises GLA during the Term hereof; or (ix) promotion and/or advertising of Tenant's business and/or products or services.

Section 27.3 - Governing Law. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease. Any legal suit, action or proceeding against lender or borrower arising out of or relating to this Lease shall be instituted in any federal or state court in Clark County, Nevada, and Tenant waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Tenant hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

Section 27.4 - Compliance with Governmental Authorities. Tenant, at its own expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements ("Requirements") of federal, state, county and municipal authorities now in force or which hereafter may be in force, which shall impose any duty upon Landlord or Tenant with respect to the initial improvement, use, occupation or alteration of the Premises by Tenant, including, but not limited to, Requirements of the ADA which may be applicable thereto. Tenant agrees to indemnify and save Landlord harmless from and against any penalty, damage or charge imposed for any violation by Tenant, its assignees, subtenants, licensees, agents and employees of any said Requirements.

Section 27.5 - Brokerage. Tenant and Landlord each warrants to the other that it has had no dealings with any broker or agent in connection with the Lease, except Blatteis Realty Company, Inc., whose commission shall be paid by Landlord. Tenant and Landlord covenant and agree to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent alleging to have dealt with the indemnifying party with respect to this Lease or the negotiation hereof (including, without limitation, the cost of legal fees in connection therewith).

Section 27.6 - Effective Date of Lease. Submission of this Lease by Landlord for examination or execution by Tenant does not constitute a reservation of nor option for Lease, and this instrument shall not become effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. This Lease shall only become effective and binding upon the parties in establishing the relationship of Landlord and Tenant as of the date first written above, but not earlier than the date Landlord executes this Lease.

Section 27.7 - Estoppel Certificates. Tenant agrees at any time, upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there has been modifications, that the same is in full force as modified and stating the modifications), the dates to which the Rents have been paid in pursuant to this Lease and such other certification concerning the Lease as may be reasonably required by Landlord or Landlord's mortgagee. Tenant further agrees that such statement may be relied upon by any mortgagee or prospective purchaser of the fee or assignee of any mortgage on the fee of the Premises.

Section 27.8 - Force Majeure. Landlord and/or Tenant shall be excused for the period of delay in the performance of any of their respective obligations hereunder, except their respective obligation to pay any sums of money due under the terms of this Lease, and shall not be considered in default, when prevented from so performing by cause or causes beyond Landlord's or Tenant's control, including, but not limited to, all labor disputes, civil commotion, war, fire or other casualty, governmental regulations, statutes, ordinances, restrictions or decrees, or through acts of God. Notwithstanding anything to the contrary contained in this Section 27.8, in the event any work performed by Tenant or Tenant's contractors results in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse the performance by Tenant as provided for herein.

Section 27.9 - Partial Invalidity. If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

Section 27.10 - Memorandum of Lease. This Lease shall not be recorded, but either party may record a memorandum of lease describing the Premises herein demised, giving the Term of this Lease, and referring to this Lease. The party requesting that the Memorandum of Lease be recorded shall prepare and pay all costs of preparation and recording of the Memorandum of Lease and the other party agrees to execute at any and all times such instruments as may be reasonably required for such recording. Tenant shall execute such documents as Landlord may require, in recordable form, upon the expiration or earlier termination of the Term of this Lease in order to remove the memorandum of lease from record.

Section 27.11 - Quiet Enjoyment. Subject to the terms and conditions of this Lease and to any Encumbrances to which this Lease is subordinate pursuant to
Section 19.1, Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have the peaceful and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or any person or persons lawfully claiming the Premises, save and except in the event of the taking of the Premises by public or quasi-public authority as hereinbefore provided.

Section 27.12 - Rent Demand. Every demand for Rents due wherever and whenever made shall have the same effect as if made at the time it falls due and at the place of payment, and after the service of any notice or commencement of any suit, or final judgment therein, Landlord may receive and collect any Rents due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

Section 27.13 - Section Headings. The section headings and title headings contained herein are for convenience only and do not define, limit, construe or amplify the contents of such Sections.

Section 27.14 - Successors and Assigns. The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Section 27.15 - Waiver by Landlord.

      (a) Landlord shall have the right at all times to enforce the covenants, conditions and legal rights or remedies of this Lease in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times. No failure by Landlord to insist upon the strict performance of any term or condition of this Lease or to exercise any right or remedy available, legal or equitable, for a breach thereof, and no acceptance of full or partial Rents during the continuance of any such breach shall constitute a waiver of any such breach or any such term, condition or right.

      (b) No term or condition of this Lease required to be performed by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord.

      (c) A waiver by Landlord in respect to any tenant of the Shopping Center in which the Premises are located shall not constitute a waiver in favor of any other tenant, nor shall the waiver of the breach of any condition be claimed if pleaded to excuse a future breach of the same condition or covenant or any other condition, covenant, provision, rule and regulation of this Lease.

Section 27.16 - Exculpation. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of Landlord in the Shopping Center and out of rents or other income from the Shopping Center receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center. Neither Landlord nor any of the partners, beneficiaries, officers, directors, venturers, shareholders or affiliated entities of Landlord shall be personally liable for any deficiency.

Section 27.17 - Transfer of Landlord's Interest. Landlord shall be liable under this Lease only while owner of the Premises. If Landlord should sell or otherwise transfer Landlord's interest in the Premises, then such purchaser/transferee shall be responsible for all of the covenants and undertakings thereafter accruing of Landlord. Tenant agrees that Landlord shall, after such sale or transfer of Landlord's interest, have no liability to Tenant under this Lease or any modification or amendment thereof, or extensions or renewals thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Landlord's interest to such purchaser/transferee.

Section 27.18 - Time of the Essence. Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

Section 27.19 - Remedies Cumulative. The various rights, options, elections and remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

Section 27.20 - Joint Liability. In the event Tenant now or hereafter shall consist of more than one person, firm or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as Tenant hereunder.

Section 27.21 - Drafting. This Lease shall not be construed either for or against Landlord or Tenant, but shall be interpreted in accordance with the general tenor of its language.

Section 27.22 - Perpetuities. If for any reason the Rent Commencement Date has not occurred within three (3) years of the date hereof, this Lease shall thereupon terminate and be of no further force or effect (except with respect to matters that arose before such termination).

Section 27.23 - Shopping Center and Resort Promotion. Tenant hereby agrees that Landlord may publicly announce, advertise and promote Tenant's leasing of space in the Shopping Center and may use Tenant's name and logos, the name and logos of Tenant's business at the Premises, and Tenant's drawings, renderings and photos of the Premises in public advertising, marketing and promotional activities for the Shopping Center or the Resort, including, without limitation, in press interviews, press kits, sales kits and print, billboard, radio and television advertisements for the Shopping Center or the Resort.

                                 ARTICLE XXVIII
                               DISPUTE RESOLUTION

      If any controversy or claim between the parties, other than Landlord's claim of unlawful detainer or a proceeding for summary eviction for failure to pay Fixed Minimum Rent, arises out of this Lease, and the parties are unable to agree by direct negotiations, the parties shall promptly mediate any such disagreement or dispute under the Commercial Mediation Rules of the American Arbitration Association. If the parties are unable to resolve such disagreement or dispute through mediation, then such disagreement or dispute (excluding an action by Landlord in unlawful detainer or summary proceeding, as provided above) shall be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association.

      The arbitrators shall be appointed under the Commercial Arbitration Rules of the American Arbitration Association. As soon as the panel has been convened, a hearing date shall be set within twenty-one (21) days thereafter. Written submittals shall be presented and exchanged by both parties ten (10) days before the hearing date, including reports prepared by experts upon whom either party intends to rely. At such time the parties will also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. Each party shall also make its respective experts available for deposition by the other party prior to the hearing date. The hearings shall be concluded no later than five (5) days after the initial hearing date. The arbitrators shall make their award within ten (10) business days after the conclusion of the hearing. In the event of a three-member panel, the decision in which two (2) of the members of the arbitration panel concur shall be the award of the arbitrators.

      Except as otherwise specified herein, there shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrators, who shall authorize only such discovery as is shown to be absolutely necessary to insure a fair hearing and no such discovery or motions permitted by the arbitrators shall in any way conflict with the time limits contained herein. The arbitrators shall not be bound by the rules of evidence or civil procedure, but rather may consider such writings and oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their presentation as the arbitrators may deem appropriate. It is the intention of the parties to limit live testimony and cross-examination to the extent absolutely necessary to insure a fair hearing to the parties on the significant matters submitted to arbitration. The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

      The arbitrators shall have the discretion to award the costs of arbitration, arbitrators' fees and the respective attorneys' fees of each party between the parties as they see fit.

      Judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      Notwithstanding the parties' agreement to mediate or arbitrate their disputes as provided herein, any party may seek emergency relief in a court of law without waiving the right to arbitrate.

      The arbitrators shall make their award in accordance with applicable law and based on the evidence presented by the parties, and at the request of either party at the start of the arbitration, shall include in their award findings of fact and conclusions of law supporting the award.

      Nothing contained herein is intended to, nor shall, limit Landlord's right to pursue any action in unlawful detainer in the case of an Event of Default by Tenant.

      IN WITNESS WHEREOF, the parties hereto have executed these presents, the day and year first written above.


Grand Canal Shops Mall Construction, LLC, a
Delaware limited liability company

By: Venetian Casino Resort, LLC, a
    Nevada limited liability company, its
    member

By: Las Vegas Sands, Inc., a Nevada
    corporation, its member


    By:
       -------------------------------------------
    Name:
         -----------------------------------------
    Its:
        ------------------------------------------


Movado Retail Group, Inc., a New Jersey
corporation

By: /s/ Robert A. Donofrio
   ----------------------------------------------

Name: Robert A. Donofrio
     --------------------------------------------

Its: President
    ---------------------------------------------

                                   EXHIBIT "B"

                                    Premises

                                  See Attached

      LOT A

            LEGAL DESCRIPTION

A PARCEL OF LAND BEING A PORTION OF THE SOUTHWEST QUARTER (SW 1/4) AND A PORTION OF THE NORTHWEST QUARTER OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID
SECTION 16; THENCE SOUTHERLY THEREOF SOUTH 00(degree)24'18" EAST 74.80 FEET ALONG THE CENTERLINE OF KOVAL LANE (100.00 FEET WIDE); THENCE DEPARTING SAID CENTERLINE SOUTH 89(degree)35'42" WEST 50.00 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY OF KOVAL LANE; THENCE ALONG SAID WESTERLY RIGHT OF WAY SOUTH 00(degree)24'18" EAST 761.05 FEET; THENCE DEPARTING SAID WESTERLY RIGHT OF WAY NORTH 89(degree)00'17" WEST 1299.12 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00(degree)27'55" EAST 7.81 FEET; THENCE NORTH 88(degree)51'25" WEST 562.02 FEET; THENCE NORTH 00(degree)55'34" WEST 200.11 FEET; THENCE NORTH 89(degree)01'44" WEST 132.47 FEET; THENCE NORTH 00(degree)56'23" WEST 175.81 FEET; THENCE NORTH 88(degree)59'20" WEST 239.23 FEET TO A POINT ON A CURVE ON THE EASTERLY RIGHT OF WAY OF LAS VEGAS BOULEVARD (100.00 FEET WIDE); THENCE FROM A TANGENT BEARING NORTH 20(degree)55'41" EAST CURVING RIGHT, HAVING A RADIUS OF 3960.00 FEET CONCAVE SOUTHEASTERLY, AN ARC LENGTH OF 489.16 FEET THROUGH A CENTRAL ANGLE OF 7(degree)4'39"; THENCE NORTH 28(degree)00'20" EAST 247.72 FEET; THENCE DEPARTING SAID EASTERLY RIGHT OF WAY OF LAS VEGAS BOULEVARD SOUTH 89(degree)05'40" EAST
336.41 FEET; THENCE NORTH 00(degree)59'07" EAST 89.23 FEET; THENCE SOUTH 89(degree)06'39" EAST 223.66 FEET; THENCE SOUTH 01(degree)01'21" WEST 274.05 FEET; THENCE NORTH 89(degree)51'02" EAST 627.09 FEET; THENCE SOUTH 01(degree)00'22" WEST 169.33 FEET; THENCE NORTH 89(degree)00'34" WEST 110.80 FEET TO A POINT ON A CURVE WHERE THE RADIUS POINT BEARS SOUTH 62(degree)11'16" WEST; THENCE CURVING TO THE RIGHT HAVING A RADIUS OF 410.82 FEET CONCAVE SOUTHWESTERLY, AN ARC LENGTH OF 206.68 FEET, THROUGH A CENTRAL ANGLE OF 28(degree)49'30"; THENCE SOUTH 01(degree)00'46" NORTH 495.04 FEET TO A POINT ON A CURVE WHERE THE RADIUS POINT BEARS NORTH 15(degree)08'27" WEST; THENCE ALONG AN ARC TO THE RIGHT HAVING A RADIUS OF 117.00 FEET, CONCAVE NORTHWESTERLY AN ARC DISTANCE OF 32.95, THROUGH A CENTRAL ANGLE OF 16(degree)08'10"; THENCE NORTH 89(degree)00'17" WEST 455.28 FEET TO THE POINT OF BEGINNING.

CONTAINS 27.69 ACRES (1,206,265 SQUARE FEET) MORE OR LESS.

                                    EXHIBIT A

      LOT C

            LEGAL DESCRIPTION

A PARCEL OF LAND BEING A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS
FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID
SECTION 16; THENCE SOUTHERLY THEREOF SOUTH 00(degree)24'18" EAST 74.80 FEET ALONG THE CENTERLINE OF KOVAL LANE (100.00 FEET WIDE); THENCE DEPARTING SAID CENTERLINE SOUTH 89(degree)35'42" WEST 50.00 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY OF KOVAL LANE; THENCE ALONG SAID WESTERLY RIGHT OF WAY SOUTH 00(degree)24'18" EAST 761.05 FEET; THENCE DEPARTING SAID WESTERLY RIGHT OF WAY 89(degree)00'17" WEST 843.84 FEET TO A POINT OF CURVATURE THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 117.00 FEET CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 16(degree)08'10", AN ARC DISTANCE OR 32.95 FEET TO A POINT OF NON TANGENCY WHERE THE RADIUS POINT BEARS NORTH 15(degree)O8'27" WEST; THENCE NORTH 01(degree)00'46" EAST 495.04 FEET TO A POINT OF CURVATURE; THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 410.82 FEET CONCAVE SOUTHWESTERLY, AN ARC DISTANCE OF 206.68 FEET THROUGH A CENTRAL ANGLE OF 28(degree)49'30" TO A POINT OF NON TANGENCY WHERE THE RADIUS POINT BEARS SOUTH 62(degree)11'16" WEST; THENCE SOUTH 89(degree)00'34" EAST 110.80 FEET; THENCE NORTH 01(degree)00'22" EAST
169.33 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89(degree)51'02" WEST 231.09 FEET; THENCE NORTH 01(degree)01'21" EAST 265.95 FEET; THENCE NORTH 88(degree)58'39" WEST 395.92 FEET; THENCE NORTH 01(degree)01'21" EAST 599.75 FEET; THENCE NORTH 89(degree)53'58" EAST 145.87 FEET; THENCE SOUTH 02(degree)10'07" WEST 50.00 FEET; THENCE NORTH 89(degree)53'58" EAST 205.00 FEET; THENCE NORTH 89(degree)53'58" EAST 39.25 FEET TO A POINT ON A CURVE WHERE THE RADIUS POINT BEARS SOUTH 38(degree)41'35" WEST, SAME POINT BEING ON THE WESTERLY RIGHT OF WAY OF SANDS AVENUE; THENCE CURVING TO THE RIGHT, HAVING A RADIUS OF 537.86 FEET, CONCAVE SOUTHWESTERLY, AN ARC LENGTH OF 274.24 FEET, THROUGH A CENTRAL ANGLE OF 29(degree)12'50"; THENCE SOUTH 20(degree)31'22" EAST
304.01 FEET TO A POINT ON A CURVE WHERE THE RADIUS POINT BEARS SOUTH 08(degree)59'10" EAST, HAVING A RADIUS OF 15.00 FEET, CURVING TO THE RIGHT AN ARC LENGTH OF 20.54 FEET THROUGH A CENTRAL ANGLE OF 78(degree)27'48" TO A POINT ON A REVERSE CURVE HAVING A RADIUS OF 650.00 FEET, CONCAVE NORTHEASTERLY AN ARC LENGTH OF 200.33 FEET THROUGH A CENTRAL ANGLE OF 17(degree)39'30" TO A POINT WHERE THE RADIUS POINT BEARS NORTH 51(degree)49'09" EAST; THENCE DEPARTING SAID WESTERLY RIGHT OF WAY OF SANDS AVENUE SOUTH 51(degree)33'08" WEST 213.88 FEET; THENCE SOUTH 01(degree)00'22" WEST 33.87 FEET TO THE POINT OF BEGINNING.

CONTAINS 9.80 ACRES (426,884 SQUARE FEET) MORE OR LESS.

                                    EXHIBIT A

                              [FLOOR PLAN OMITTED]

                                  NORTH PARKING
                                     GARAGE

                              [FLOOR PLAN OMITTED]

                                    GUARANTY

            GUARANTY OF LEASE dated as of August 5, 1998 by and between Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company, as Landlord, and Movado Retail Group, Inc., a New York corporation, as Tenant.

            FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned Guarantor hereby unconditionally and irrevocably guarantees the full and faithful performance by Tenant of all the terms, covenants and conditions of the above-referenced Lease. This Guaranty shall remain in full force and effect regardless of any amendment, modification, extension, compromise or release of any term, covenant or condition of the Lease or of any party thereto, as the case maybe.

            Guarantor waives any right or claim or rights to cause a marshaling of Tenant's assets or to proceed against Guarantor or Tenant or any security for the Lease or this Guaranty in any particular order and Guarantor agrees that any payments or performance required to be made hereunder shall become due upon demand in accordance with the terms hereof immediately upon the happening of a default under the Lease, whether or not Guarantor has been given notice of such default, and Guarantor hereby expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors, including, but not limited to, notice of demand, notice of default, any failure to pursue Tenant or its property, any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation and any defense by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, or by reason of summary or other proceedings against Tenant.

            No delay on Landlord's part in exercising any right, power or privilege under this Guaranty or any other document executed in connection herewith shall operate as a waiver of any such privilege, power or right.

            Guarantor agrees that any judgment rendered against Tenant for monies or performance due Landlord shall in every and all respects bind and be conclusive against Guarantor to the same extent as if Guarantor had appeared in any such proceedings and judgment therein had been rendered against Guarantor.

            Guarantor subordinates to Tenant's obligations to Landlord all indebtedness of Tenant to Guarantor, whether now existing or hereafter contracted, whether direct or indirect, contingent or determined. With respect to any such indebtedness of Tenant to Guarantor, Guarantor further agrees to make no claim therefor until any and all obligations of Tenant to Landlord shall have been discharged in full and Guarantor further covenants and agrees not to assign all or any part of such indebtedness while this Guaranty remains in effect.

            The terms, covenants and conditions contained in this Guaranty shall inure to the benefit of the successors and assigns of Landlord.

            If any term, covenant or condition of this Guaranty, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Guaranty, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

            In this Guaranty, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

            This Guaranty shall be construed in accordance with its intent and without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

            The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Guaranty.

            Should Guarantor consist of more than one person or entity, then, in such event, all such persons and entities shall be jointly and severally liable as Guarantor hereunder. In any action brought by Landlord to enforce any of its rights under or arising from this Guaranty, in the event Landlord prevails, Landlord shall be entitled to receive its costs and legal expenses including reasonable attorneys' fees, whether such action is prosecuted to judgment or not. If Landlord shall engage the services of any attorney for the purpose of collecting any rental due from Tenant, having first given Tenant five (5) days' notice of its intention so to do, Tenant shall pay the reasonable fees of such attorney for his services regardless of the fact that no legal proceeding or action may have been filed or commenced.

            Dated as of August 5, 1998.

                              Movado Group, Inc., a New York corporation


                              By: /s/ [ILLEGIBLE]
                                 -----------------------------------------------

                              Its: CHIEF OPERATING OFFICER
                                  ----------------------------------------------

                                            "Guarantor"


                                       53